Exhibit 10.8




                ENGINEERING, PROCUREMENT, AND
                    CONSTRUCTION CONTRACT






                           BETWEEN


         CE CASECNAN WATER AND ENERGY COMPANY, INC.,
                           Owner,


                             AND


   CP CASECNAN-CONSORTIUM, a limited liability consortium
         with external activities under Italian law,
                         Contractor

EXHIBITS

A    Statement of the Work
B    Applicable Permits
C    Progress Payment Schedule
D    Acceptance and Performance Tests
E    Milestone Schedule
F    Critical Path Schedule
G    Change in the Work Form
H    Form of Progress Report
I    Insurance Coverages
J    Spare Parts to Be Provided by Contractor
K    Warranty Procedures
L    Form of Contractor Lien Waiver
L-1  Form of Final Contractor Lien Waiver
M    Form of Subcontractor and Vendor Lien Waiver
M-1  Form of Final Subcontractor and Vendor Lien Waiver
N    Form of Contractor's Invoice
O    Form of Assignment Clause for Subcontracts
P    Turbine Guarantee
Q    Project Performance Guarantee
Q-1  Project Performance Output at 250M Gross Head
R    Description of the Site
S    Environmental Compliance Certificate
T    NPC Interface Conditions
U    Major Existing Site Assets
V    Electro-Mechanical Subcontract
W    Electro-Mechanical Specification
X    Form of Demand Bank Security
Y    Form of Retention Security

          THIS ENGINEERING, PROCUREMENT, AND CONSTRUCTION CONTRACT (the "Contract") is made and entered into as of this 7th day of May, 1997, by and between CE CASECNAN WATER AND ENERGY COMPANY, INC., a Philippine corporation (hereinafter "Owner"), and CP CASECNAN, a limited liability consortium with external activities under Italian law (the "Contractor"). Each entity is sometimes individually referred to herein as a "Party" and both entities are sometimes collectively referred to herein as the "Parties".

                     W I T N E S S E T H

          A. Owner desires to develop, finance, construct, own, and operate a combined irrigation and power generation project to be located on the island of Luzon, Republic of the Philippines, commonly known as the Casecnan Multipurpose Project.

          B. A portion of the work on such project has been performed by Hanbo Engineering & Construction Co., Ltd. and Hanbo Corporation (collectively, "Hanbo") pursuant to that certain Engineering, Procurement and Construction Contract, dated October 10, 1995 (the "Hanbo Contract") between Owner and Hanbo.

          C. Owner desires Contractor to provide all engineering, procurement, and construction services with respect to such project, and Contractor desires to provide such services, all in accordance with the terms and conditions set forth in this Contract.

          NOW, THEREFORE, in consideration of the sums to be paid to Contractor by Owner and of the covenants and agreements set forth herein, the Parties agree as follows:

          1.   DEFINITIONS AND RULES OF INTERPRETATION

          1.1 As used herein, the following terms shall have the indicated definitions:

          "Applicable Laws": All laws (including building codes), treaties, ordinances, judgments, decrees, injunctions, writs, orders, and stipulations of any court, arbitrator, or governmental agency or authority and statutes, rules, regulations, orders, and interpretations thereof of any national, municipal, regional, environmental, or other governmental body, instrumentality, agency, authority, court, or other body, in each case to the extent the same has jurisdiction over Contractor, the Site, or performance of the Work.

          "Applicable Permits": Those permits identified in Exhibit B, together with all other valid waivers, exemptions, variances, franchises, permits, authorizations, approvals, licenses, or similar orders of or from any national, municipal, regional, environmental, or other governmental body, instrumentality, agency, authority, court, or other body, in each case to the extent the same has jurisdiction over Contractor, the Site, or performance of the Work.

          "Authorities": The Government of the Republic of the Philippines, all provincial, regional, local, and municipal government bodies thereunder, and all political subdivisions, agencies, and instrumentalities of the foregoing.

           "Balance of Scope": The Work to be performed hereunder other than the Work included in the Electro-
Mechanical Scope.

           "Balance of Scope Contract Price Component": The portion of the overall Contract Price attributable to the Work included in the Balance of Scope. Initially, the Balance of Scope Contract Price Component equals US$205,350,000. Increases to the Contract Price shall act to increase the Balance of Scope Contract Price Component, except to the extent such increase in the Contract Price is attributable to the Electro-Mechanical Scope (in which case such increase shall act to increase the Electro-Mechanical Scope Contract Price Component).

            "Balance  of  Scope  Liquidated  Damages":   All
amounts (other than Electro-Mechanical Liquidated Damages) payable to Owner pursuant to Article 14 of this Contract.

           "Balance of Scope Payments": All amounts (other than Electro-Mechanical Payments) payable by Contractor to or for the benefit of Owner under this Contract.

          "Business  Day": A Day, other than a  Saturday  or
Sunday or Holiday, on which banks are generally open for business in Manila and New York City.

          "Buy Down Amount": The amount payable as damages pursuant to Section 14.2 for the failure of the Project to achieve the Project Performance Guarantee.

          "Change in Law": The enactment, adoption, promulgation, modification, or repeal after the date of this Contract of any Applicable Law or the modification after the date of this Contract of any Applicable Permit that establishes requirements adversely affecting Contractor's costs or schedule for performing the Work, provided that a change in national or any other income tax law or any other law imposing a tax, duty, levy, impost, fee, royalty, or charge for which Contractor is responsible hereunder shall not be a Change in Law pursuant to this Contract.

          "Change in the Work": A change in the Work as defined in Section 15.1.

           "CMC": Cooperativa Muratori & Cementisti-C.M.C.- di Ravenna s.r.l.

           "CMC\Pizzarotti Corporate Guaranty": The joint and several guaranty to be issued by CMC and Pizzarotti in favor of Owner, in form and substance mutually satisfactory to CMC, Pizzarotti, Owner and the Financing Entities, guarantying Contractor's obligations under this Contract with respect to the Balance of Scope (including all Balance of Scope Payments).

          "CMC\Pizzarotti Demand Bank Security": The demand bank guaranty, in substantially the form of Exhibit X, to be issued to Owner by a bank satisfactory to Owner, and otherwise in form and substance mutually satisfactory to Contractor, Owner and the Financing Entities, guarantying Contractor's obligations under this Contract and in an amount equal to 35% of the Balance of Scope Contract Price Component.

          "Consulting Engineer": The consulting engineer (or
engineers)   selected  and  designated  by   the   Financing
Entities.

          "Contract":  This  Engineering,  Procurement,  and
Construction Contract, including all exhibits hereto, as the same may be modified, amended, or supplemented from time to time in accordance with Section 37.5.

          "Contract Price": The fixed amount for performing the Work that is payable to Contractor as set forth in
Section 6.1 hereof.

          "Contractor": CP Casecnan-Consortium, a limited liability consortium with external activities under Italian law.

          "Contractor's Invoice": An invoice from Contractor to Owner in accordance with Section 7.1(a) and in the form of Exhibit N hereto.

          "Contractor's Permits": Those permits identified on Part II of Exhibit B, together with all other valid waivers, exemptions, variances, franchises, permits, authorizations, approvals, licenses, or similar orders of or from any national, municipal, regional, environmental, or other governmental body, instrumentality, agency, authority, court, or other body, in each case to the extent the same has jurisdiction over Contractor, the Site, or performance of the Work; provided, however, that Contractor's Permits shall not include Owner's Permits.

          "Critical Path Item(s)": The items identified as critical path items on the Critical Path Schedule prepared by Contractor.

          "Critical Path Schedule": A critical path schedule prepared by Contractor and meeting the requirements set forth in Exhibit F describing the estimated time of completion of Critical Path Items for completion of the Work by Contractor.

          "Day" or "day": A calendar day, unless otherwise specified.

           "Dollar" or "$": Dollars in lawful currency of the United States.

            "Electro-Mechanical  Liquidated  Damages":   All
amounts payable to Owner pursuant to Article 14 of this Contract and which arise within or are due to Work required to be performed under the Electro-Mechanical Scope.

            "Electro-Mechanical Payments": All amounts payable by Contractor to or for the benefit of Owner under this Contract and which arise within or are due to Work required to be performed under the Electro-Mechanical Scope (including Electro-Mechanical Liquidated Damages and other damages payable hereunder in connection with the Electro-Mechanical Scope).

            "Electro-Mechanical  Scope":   All  work  to  be
performed under the Electro-Mechanical Subcontract.

             "Electro-Mechanical Scope Contract Price Component": The portion of the overall Contract Price attributable to the Work included in the Electro-Mechanical Scope. Initially, the Electro-Mechanical Scope Contract Price Component equals US$34,650,000. Increases to the Contract Price shall act to increase the Electro-Mechanical Contract Price Component, except to the extent such increase in the Contract Price is attributable to the Balance of Scope (in which case such increase shall act to increase the Balance of Scope Contract Price Component).

              "Electro-Mechanical    Specification":     The
specification  for  the  Electro-Mechanical   Scope,   which
specification is attached as Exhibit W to this Contract (subject to such further modification thereto as may be mutually agreed upon in writing by Owner, Contractor and Electro-Mechanical Subcontractor).

          "Electro-Mechanical Subcontract": The subcontract with the Electro-Mechanical Subcontractor, to be entered into by Contractor pursuant to Section 8.4. Upon entering into of such Electro-Mechanical Subcontract, such Electro-Mechanical Subcontract shall be incorporated herein as
Exhibit V.

                  "Electro-Mechanical        Subcontractor":
Sulzer/Siemens, as Subcontractor with responsibility for the Electro-Mechanical Scope or any replacement Subcontractor with responsibility for the Electro-Mechanical Scope, which Electro-Mechanical Subcontractor has been approved by Owner; provided, however, that Sulzer/Siemens shall not be removed as the Electro-Mechanical Subcontractor, nor shall any replacement Electro-Mechanical Subcontractor be designated, in either case without the prior written consent of Owner.

          "Environmental   Compliance   Certificate":    The
Environmental  Compliance  Certificate  attached   to   this
Contract as Exhibit S.

            "Existing Site Assets": The assets identified in
Exhibit U or otherwise available to Contractor at the Site on the Notice to Proceed Date.

            "Final Acceptance": Satisfaction or waiver by Owner of all of the conditions set forth in Section 13.5.

          "Final  Acceptance Date": The date on which  Final
Acceptance of the Project occurs.

          "Financial  Closing":   The  date  on  which   the
Financing Entities made the first disbursement to Owner from the construction loan for the Project, which occurred in November 1995.

          "Financing Entities": The holders of, the agent(s) or trustee(s) representing the holders of, or the financial institutions or other Person or Persons providing a letter or letters of credit or other guarantees or insurance in support of, any debt or equity financing for the Project, but excluding equity funds of Owner or shareholders of Owner.

          "Force Majeure": The events of Force Majeure set forth in Section 22.1.

          "Guaranteed Substantial Completion Date":  Subject
to   any  extensions  specifically  provided  for  in   this
Contract, the date that is thirty-six (36) months after the Notice to Proceed Date.

          "Hanbo-Related Event": Any event or circumstance materially and adversely affecting Contractor's prosecution of the Work (including by interfering with Contractor's use and quiet enjoyment of the Major Existing Site Assets) which event or circumstance is (i) unrelated to the physical condition of such Major Existing Site Assets and (ii) directly related to Hanbo or any successor in interest to Hanbo or to Hanbo's prior involvement in the Project.

          "kW": Electrical output expressed in kilowatts.

          "kWh": Kilowatt hours.

          "Labor Payment Bond": A payment bond or bonds guaranteeing the full cost of labor under this Contract (including labor to be provided by Subcontractors) and otherwise meeting the terms and conditions set forth in
Section 4.1(ad) hereof.

          "LIBOR": The London inter-bank offered rate for six-month United States dollar deposits, as published in The
Financial Times.

          "Major   Existing   Site   Assets":   The   assets
identified in Exhibit U, as such Exhibit U may be agreed to by Owner and Contractor pursuant to Section 8.4.

          "Materials Warranty": The warranty of Contractor under Section 17.2.

          "Mechanical Completion": Satisfaction of all of the conditions set forth in Section 12.2.

          "Milestone Schedule": The milestone schedule to be prepared by Contractor and approved by Owner pursuant to
Section 8.4 hereof and, upon such approval, incorporated herein as Exhibit E describing the estimated time of completion of project milestones for completion of the Work by Contractor.

          "NIA": The National Irrigation Administration of the Republic of the Philippines and any other authority of the Republic of the Philippines appointed or assigned the rights as the Republic's Project sponsor.

          "Notice" or "notice": A written communication between the Parties required or permitted by this Contract and conforming to the requirements of Article 33.

          "Notice of Final Acceptance": A Notice from Owner to Contractor in accordance with Section 13.5(i) that the Project has satisfied the requirements for Final Acceptance.

          "Notice of Substantial Completion": A Notice  from
Owner to Contractor in accordance with Section 13.4 that the Project has satisfied the requirements for Substantial
Completion.

          "Notice to Proceed": A written Notice signed by a duly authorized officer of Owner to Contractor directing
Contractor to commence and complete all Work under this Contract.

          "Notice  to  Proceed Date": The Notice to  Proceed
Date set forth in Section 8.1, which shall not be later than June 30, 1997.

          "NPC":  The  National  Power  Corporation  of  the
Republic of the Philippines.

          "Operating Consumables": Chemicals, lubricants, filters, lamps, light bulbs, and other consumable equipment and materials necessary for the operation and maintenance of the Project.

          "Operating Personnel": The operating personnel hired by Owner to operate and maintain the Project.

            "Owner":  CE Casecnan Water and Energy  Company,
Inc., a Philippine corporation.

          "Owner's Engineer": Knight Pi?sold Ltd. or other engineer (or engineers) selected and designated by Owner.

          "Owner's  Permits":  Those Permits  identified  on
Part I of Exhibit B.

          "Performance Guarantees": The Project  Performance
Guarantee and the Reliability Guarantee.

           "Performance Security": Collectively, (i) the CMC\Pizzarotti Corporate Guaranty, (ii) the Sulzer Corporate Guaranty, (iii) the Siemens Corporate Guaranty, (iv) the CMC\Pizzarotti Demand Bank Security, (v) the Sulzer Demand Bank Security and (vi) the Siemens Demand Bank Security.

          "Person":  Any  individual, corporation,  company,
voluntary     association,     partnership,     incorporated
organization, or government (or any agency, instrumentality, or political subdivision thereof).

          "Pizzarotti":  Impresa Pizzarotti & C. Spa.

            "Point of Interconnection": The point at the electrical interconnection facilities with NPC's Luzon grid at the Project's switchyard where the transfer and metering of electrical energy delivered from the Project to NPC take place.

          "Progress Payment Schedule": The Progress  Payment
Schedule attached as Exhibit C setting forth payments to Contractor for completion of various elements of the Work.

          "Project": The in-stream dam/diversion structures in the Casecnan and Denip rivers, a tunnel from Casecnan to the Pantabangan Reservoir, an underground hydroelectric powerhouse and surface switchyard near the discharge end of the tunnel, and a tailwaters discharge tunnel into the Pantabangan Reservoir, together with ancillary facilities, to be designed, engineered, and constructed by Contractor for Owner consistent with all the requirements of this Contract, as more fully described in Exhibit A and Exhibit W (subject to changes to said Exhibit W as contemplated by the definition of Electro-Mechanical Specification; and provided that, in the event of any inconsistency between the terms of Exhibit A and Exhibit W, the terms of Exhibit A shall govern).

          "Project Manager": The Project Manager designated by Contractor pursuant to Section 4.1(w).

          "Project Performance Guarantee": The guaranteed output of the Project at various water flows as set forth on Exhibit Q.

          "Project Performance Test": The Project output test described in Exhibit D.

          "Project   Reliability":  The  percentage   of   a
specified  time  period that the Project  is  available  and
capable   of  operating  over  its  full  range  of   design
conditions.

          "Project     Representative":     The      Project
Representative  designated  by  Owner  pursuant  to  Section
3.1(a).

          "Project Warranties": The warranties of Contractor under Section 17.1.

          "Protective   Apparatus":   The   equipment    and
apparatus  installed by Contractor, NIA, or NPC  to  protect
NPC's facilities from damage in the event of a malfunction of or accident at the Project.

          "Punchlist": A list, prepared by Contractor, of administrative items or other items of work, the omission of which would not adversely affect the safe start-up and testing or commercial operation of the Project, which list must be reasonably satisfactory to the Consulting Engineer and Owner, and delivered to Owner pursuant to Section 13.3(f); provided, however, notwithstanding the foregoing, the Punchlist shall include Taan Weir Work which is not complete at the time of preparation of the Punchlist.

          "Reliability Guarantee": A Project availability of ninety-six percent (96%) during a continuous ninety-day period and fulfillment of the Reliability Test in Exhibit D. Availability is defined as the number of hours the Project is capable of being operated, regardless of whether or not it is in fact being operated, divided by the total number of hours during the ninety-day period.

          "Reliability Test": The reliability test described in Exhibit D.

          "Retainage":  The amount referred  to  in  Section
7.1(d).

          "Retention Security": Cash or demand instruments, issued by a bank or banks located outside of the Philippines and substantially in the form of Exhibit Y and otherwise satisfactory in form and substance to Owner and the Financing Entities, and posted and available to be drawn upon from and after the Notice to Proceed Date in lieu of a cash retainage.

          "Siemens":  Siemens Aktiengesellschaft

           "Siemens Corporate Guaranty": The guaranty to be issued by Siemens in favor of Owner, in form and substance mutually satisfactory to Siemens, Owner and the Financing Entities, guarantying Contractor's obligations under this Contract with respect to the Electro-Mechanical Scope (including the Electro-Mechanical Payments).

           "Siemens Demand Bank Security": The demand bank guaranty in substantially the form of Exhibit X, to be issued to Owner by a bank satisfactory to Owner, and otherwise in form and substance satisfactory to Siemens, Owner and the Financing Entities, guarantying (i) Contractor's obligations under this Contract with respect to the Electro-Mechanical Scope (including all Electro-Mechanical Payments) and (ii) a portion of Contractor's obligations under this Contract with respect to the Balance of Scope, and in an amount equal to 10% of the Electro-Mechanical Scope Contract Price Component.

          "Site": The site for the Project generally shown on Exhibit R.

          "Subcontractor": Any Person performing the Work on behalf of Contractor or any of such Person's subcontractors performing the Work in furtherance of Contractor's obligations under this Contract, including Sulzer/Siemens as to the Electro-Mechanical Scope.

          "Substantial Completion": Satisfaction or waiver of all of the conditions set forth in Section 13.3; provided, however, except for purposes of Section 19.1(g) hereof, Substantial Completion shall be determined without regard to the status, at the time, of the Taan Weir Work.

          "Substantial Completion Date": The date  on  which
Substantial Completion of the Project occurs.

          "Sulzer":  De Pretto-Escher Wyss.

           "Sulzer Corporate Guaranty": The guaranty to be issued by Sulzer Corp. in favor of Owner, in the form and substance mutually satisfactory to Sulzer Corp., Owner and the Financing Entities, guarantying Contractor's obligations under this Contract with respect to the Electro-Mechanical Scope (including the Electro-Mechanical Payments).

           "Sulzer Demand Bank Security": The demand bank guaranty, in substantially the form of Exhibit X, to be issued to Owner by a bank satisfactory to Owner, and otherwise in form and substance, satisfactory to Sulzer, Owner and the Financing Entities, guarantying (i) Contractor's obligations under this Contract with respect to the Electro-Mechanical Scope (including all Electro-Mechanical Payments) and (ii) a portion of Contractor's obligations under this Contract with respect to the Balance of Scope, and in an amount equal to 10% of the Electro-Mechanical Scope Contract Price Components.

            "Sulzer\Siemens":   Sulzer  and  Siemens  acting
jointly    and    severally   as   the    Electro-Mechanical
Subcontractor.

           "Taan  Weir  Work":  That portion  of   the  Work
relating to the diversion weir and intake structure in the Taan River and the Taan\Casecnan interconnection tunnel.

          "Turbine Guarantee": The turbine guarantee as set forth in Exhibit P.

          "Unforeseen Underground Condition": An unusually severe condition related to the underground site conditions, which was not anticipated by the Contractor and would not have been reasonably foreseeable in a project such as the Project, encountered by the Contractor during the course of the prosecution of the Work, which is confirmed as such in writing by an independent technical consultant to be agreed upon by Owner and Contractor prior to the Notice to Proceed Date (or such other independent technical consultant mutually agreed to in writing by Owner and Contractor).

          "Vendor(s)":   Persons  that   supply   machinery,
equipment, or materials to Contractor or any Subcontractor in connection with the performance of the Work and the construction of the Project.

          "Warranty Periods": The periods of duration of Contractor's Project Warranties and Materials Warranty as set forth in Sections 17.1(a) and (b) and 17.2 and as deemed extended with respect to any given item of equipment, material, or device by any rewarranty period specified by
Section 17.3.

          "Withheld Amount": Has the meaning given thereto in Section 7.1(e).

          "Work": All obligations, duties, and responsibilities assigned to or undertaken by Contractor under this Contract with respect to the Project, housing for the construction work force, workshops, and warehouses, including all engineering and design, procurement, manufacturing, construction and erection, installation, training, start-up (including calibration, inspection, and start-up operation), and testing. Where this Contract describes a portion of the Work in general, but not in complete detail, the Parties acknowledge and agree that the Work includes any incidental work that within the engineering industry and the construction industry is customarily included in projects of the type contemplated by this Contract. Without limiting the foregoing, Work consists of the work related to the Electro-Mechanical Scope and the Balance of Scope.

          1.2. Terms defined in a given number, tense, or form shall have the corresponding meaning when used in this Contract with initial capitals in another number, tense, or form. Except as otherwise expressly noted, reference to specific Sections, subsections, and exhibits are references to such provisions of or attachments to this Contract. References containing terms such as "hereof", "herein" "hereto", "hereinafter", and other terms of like import are not limited in applicability to the specific provision within which such references are set forth but instead refer to this Contract taken as a whole. "Includes" or "including" shall not be deemed limited by the specific enumeration of items, but shall be deemed without limitation.

          1.3. If there is an express conflict between the provisions of this Contract and any exhibit hereto, the terms of this Contract shall take precedence over the conflicting provisions of the exhibit.

          2.   INTERACTION WITH NIA AND NPC

          2.1. Without limiting Contractor's obligations under this Contract, Owner recognizes that there may be contact in the field between NIA and/or NPC and Contractor and hereby authorizes Contractor to communicate and coordinate directly with NIA's and NPC's field representatives subject to the limitations of this Article 2.

          2.2. Contractor shall provide to Owner (i) copies of all written communications sent by Contractor or its affiliates to or received by Contractor or its affiliates from NIA and/or NPC relating to the Project, such copies to be provided promptly after being sent or received, as the case may be, (ii) reasonable prior notice of all proposed meetings, whether face-to-face or otherwise, with NIA and/or NPC (other than routine day-to-day communications at the
Site) relating to the Project, and (iii) an opportunity for Owner's site representative to be present at and to participate in any such meetings; provided, however, that Owner shall have no obligation to attend or to participate in any such meetings. Contractor shall provide Owner with written minutes of all material verbal communications respecting the Project between Contractor and NIA and/or NPC. Neither NPC nor NIA shall have any authority to modify this Contract or otherwise bind or obligate Owner, and Contractor shall not have the authority to bind or obligate Owner.

          3.   RESPONSIBILITIES OF OWNER

          3.1. Owner shall, at Owner's cost and expense:

          (a) Designate (by a Notice delivered to Contractor) a Project Representative, who shall act as a single point of contact for Contractor with respect to the prosecution of the Work (but who shall not be authorized to execute or make any amendments to, or provide waivers under, this Contract), and the Owner's Engineer it has selected for itself and the Consulting Engineer selected by the Financing Entities.

          (b) Commencing four (4) months prior to the anticipated Substantial Completion Date (as determined by Owner based on the circumstances existing at the time of determination), provide a reasonably sufficient number of Operating Personnel for training by Contractor as provided pursuant to Section 4.1(u) and for testing, start up, operation, commissioning, and maintenance of the Project.

          (c) Provide such ministerial assistance, such as executing applications, as Contractor may reasonably request in connection with obtaining any Contractor's Permits. Contractor shall indemnify, defend, and hold harmless Owner from and against any and all claims, damages, losses, and expenses (including attorney's fees and expenses) that Owner may incur as a result of executing any such applications at Contractor's request.

          (d) Except to the extent assessed for reasons attributable to action or inaction of Contractor, or any Subcontractor, Vendor, or other party acting or purporting to act as Contractor's agent, and subject to Contractor's compliance with Section 4.1(k), and provided Owner shall have title thereto in accordance with Section 18.2(c) hereof, Owner shall be responsible for any Philippine import duties and value added taxes assessed upon any machinery, equipment, and spare parts to be incorporated into the Project and being imported by Contractor from outside of the Philippines pursuant to this Contract. Owner agrees to cooperate reasonably with Contractor to minimize the assessment of Philippine value-added taxes and import duties on any machinery, equipment, materials, supplies, tools, spare parts, and other items being provided by Contractor under this Contract, including taking all steps necessary to ensure compliance with the requirements of any applicable exemptions from such Philippine import duties and value-added taxes. The responsibility of Owner hereunder for such Philippine import duties and value-added taxes shall not otherwise limit Contractor's responsibilities to perform the Work and its obligations as described herein, including the importation of all machinery, equipment, materials, spare parts, supplies, tools, and other items furnished to Owner under this Contract or otherwise necessary to develop, construct, start up, test, commission, and complete the Project and all ancillary facilities and to process all such machinery, equipment, materials, spare parts, supplies, tools, and other items through customs. To the extent necessary to ensure compliance with the requirements of any applicable exemptions from such Philippine import duties and value-added taxes, Owner hereby grants Contractor the right to act as Owner's agent, including executing documents on Owner's behalf, for purposes of accomplishing the importation of the above-mentioned items for the Project into the Philippines and the processing of such machinery, equipment, spare parts, materials, supplies, tools, and other items through customs. Contractor's authority to take action on behalf of Owner under this Section 3.1(d) is strictly limited to the execution of such documents and forms as are necessary to accomplish such importation and the clearance of such items through customs, and in no event shall Contractor have the right to take any action on behalf of Owner that would commit Owner to any obligation or cause Owner to incur any liability, except to the extent such obligation or liability is included in the Work or otherwise within the express scope of Contractor's responsibilities under this Contract. Contractor shall indemnify, defend, and hold harmless Owner from and against any and all claims, damages, losses, and expenses (including attorneys' fees and expenses) that Owner may incur as a result of Contractor acting as Owner's agent or otherwise taking action on behalf of Owner under this Section 3.1(d) and that would not have been incurred by a reasonably prudent person properly acting within the scope of the agency granted pursuant to this
Section 3.1(d).

          (e)  Obtain all Owner's Permits.

          (f) Consistent with the terms of Owner's property rights as granted to it by NIA or other applicable Authorities, provide the Site and assure the right to ingress and egress to and from the Site for Contractor for performance of the Work; provided, however, that Contractor shall coordinate with Owner regarding initial entry onto the Site and contact with the local residents on the Site.

          (g) Make available on the Notice to Proceed Date the Existing Site Assets on an as-is basis. OWNER DOES NOT MAKE ANY OTHER EXPRESS WARRANTIES OR REPRESENTATIONS, OR ANY IMPLIED WARRANTIES OR REPRESENTATIONS, OF ANY KIND WHATEVER RELATING TO THE EXISTING SITE ASSETS, OR ANY DESIGN MATERIALS OR OTHER EQUIPMENT OR MATERIALS TO BE SUPPLIED BY OWNER OR OTHERWISE AVAILABLE AT THE SITE, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Owner hereby expressly disclaims any warranty or representation, either express or implied, as to
(i) the Owner's title to any of the Existing Site Assets or any design materials or other equipment or materials to be supplied by Owner or otherwise available at the Site, or rights to use any thereof, (ii) Contractor's right to the quiet enjoyment thereof, or (iii) any other matter whatsoever.

          4.   RESPONSIBILITIES OF CONTRACTOR

          4.1. In order for Contractor to complete the Work, Contractor shall:

          (a) Furnish, be responsible for, and pay the cost of all of the Work, on a turnkey basis, including labor, materials, tools, equipment and supervision necessary to engineer, deliver, receive, off-load, store, construct, inspect, start-up, commission and test the Project in accordance with the provisions of this Contract, including all site work, footings, foundations, tunnel boring, construction materials, equipment, and auxiliaries.

          (b)    Provide   all   communication   facilities,
electricity and sanitary facilities to be used by Contractor and Subcontractors through Substantial Completion.

          (c) Maintain at the Site a qualified and competent organization with adequate capacity and numbers of construction and start-up personnel, equipment, and facilities to execute the Work in a safe, efficient, environmentally sound, and professional manner at a rate of progress in accordance with the Milestone Schedule and the Critical Path Schedule.

          (d) Provide a permanent on-site construction manager and staff to supervise and coordinate the Work of Contractor, Subcontractors and Vendors on the Site.

          (e)  Obtain all Contractor's Permits.

          (f) Perform all inspection, expediting, quality surveillance, and other like services required for performance of the Work, including inspecting all materials and equipment that comprise the Project that are to be used in the performance of the Work.

          (g) Maintain the Site clear of debris, waste material, and rubbish.

          (h) Provide a price allocation schedule for the Work and other information reasonably necessary for Owner to maintain segregated accounts for its tax records and fixed asset records.

          (i) In the event of a claim under this Contract involving an amount in excess of US$10,000, grant to Owner audit rights with respect to all relevant documentation pertaining to such claim.

          (j) Provide all necessary and reasonably appropriate safeguards at the Site for the protection of the Work, the Project, and all persons and other property related thereto, including lights and barriers, guard service, controlled access, and other measures developed or required pursuant to Exhibit A or otherwise reasonably required to prevent vandalism, theft, and danger to the
Project and personnel. It is expressly understood and acknowledged that Contractor is responsible for all Site security from and after the Notice to Proceed Date, notwithstanding any steps related to security that may have been or may in the future be undertaken by Owner, Owner's obligation with respect to the Site being limited to granting rights of ingress and egress to the overall Site, as described in Section 3.1(f).

          (k) Arrange for complete handling of all materials, supplies, tools, spare parts, equipment, and construction equipment, including inspection, expediting, shipping, loading, unloading, customs clearance, receiving, storage, and claims.

          (l) Provide all temporary construction materials, equipment, supplies, construction utilities and facilities, special tools, and commissioning supplies reasonably necessary or appropriate for, and replace any spare parts used during the construction, start-up, testing, commissioning, and operation and maintenance of the Project until achievement of Substantial Completion. By delivery of a Notice to Owner prior to the disposition of such items, Contractor shall give Owner the option to purchase any surplus construction materials and supplies remaining on the Site on the Substantial Completion Date (other than materials and supplies necessary to achieve Final Acceptance) at a price not exceeding Contractor's cost therefor. Owner shall exercise such right, if it so elects, within thirty (30) days after receipt of such Notice.

          (m) Provide all Operating Consumables necessary or appropriate for the construction, start-up, testing, commissioning, operation and maintenance of the Project until achievement of Substantial Completion.

          (n) Comply in all respects with all Applicable Laws and Applicable Permits relating to the Project, the Site, and the performance of the Work, and perform the Work so that, upon Substantial Completion, the Project meets, and will be capable of being operated in compliance with all requirements of, Applicable Laws and Applicable Permits as then in effect and using methods and equipment that are accepted as prudent electrical, mechanical, and civil engineering practice. Contractor shall be responsible for all damages, fines, and penalties that may arise (including those that Owner pays or becomes liable to pay) because of non-compliance with such requirements to the extent due to acts or omissions of Contractor or any Subcontractor or Vendor, other than any damages, fines, and penalties to the extent due to the acts or omissions of Owner or third parties other than Subcontractors and Vendors, and shall assume responsibility for any costs and liabilities arising from any adverse environmental damage or health impacts that may be caused by Contractor's negligence or willful misconduct in constructing or failing to construct the Project or performing or failing to perform the Work.

          (o) Take appropriate action in response to Owner's requests to replace any of Contractor's personnel performing the Work whom Owner reasonably believes to be creating a risk of either non-achievement of Final Acceptance or material non-performance by Contractor in accordance with this Contract.

          (p) Use effective quality assurance programs, acceptable to Owner, in performing the Work. Within thirty
(30) days after the Notice to Proceed Date, Contractor shall provide to Owner a Notice describing such programs to be used by Contractor in the performance of the Work. Owner shall have the right to promptly review and comment on such programs as described in Contractor's Notice hereunder; provided, however, that Contractor shall remain solely responsible for performing the Work in accordance with this Contract. If Owner fails to comment within ten (10) Business Days after receipt of such Notice, Owner shall be deemed to have accepted such programs.

          (q)    Use  only  the  entrance(s)  to  the   Site
specified by Owner for ingress and egress of all personnel, equipment, vehicles, and materials.

          (r) On or before October 31, 1997, prepare a draft of the NPC Interface Criteria in the form of Exhibit T with all information completed for review and approval by Owner, NIA, and NPC. All parties shall work together to complete and finalize the NPC Interface Criteria on or before December 31, 1997, and the final NPC Criteria shall be attached to this Contract as Exhibit T and the requirements thereof incorporated into Exhibit A. Contractor shall interconnect the Project with the facilities of NPC in accordance with the interconnection requirements agreed to in Exhibit T. Without limiting the foregoing, Contractor shall also be responsible for installing, but not purchasing, the metering and telemetering equipment provided by NPC and/or NIA.

          (s) Prior to Final Acceptance, (i) provide such assistance as is reasonably requested by Owner in dealing with NPC, NIA, other governmental entities, and the Financing Entities in any and all matters relating to the Work (including any interconnection facilities) and
(ii) cooperate to the extent necessary to enable Owner to perform its obligations under Owner's agreement with the Financing Entities that are related to the Work.

          (t)   Provide  all operating data and  preliminary
and   final  as-built  drawings  necessary  to  safely   and
efficiently test, operate, and maintain the Project.

          (u) Commencing on the date that is four (4) months prior to the anticipated Substantial Completion Date (as determined by Owner based on the circumstances existing at the time of determination), provide training of the designated Operating Personnel in the requirements for the operation and maintenance of the Project and all sub-systems. The training program shall consist of two phases:
(i) classroom phase and (ii) start-up/testing/operational phase. The classroom phase will consist of at least two (2) consecutive weeks of instruction in the Project design, capabilities, component operation, and procedures and will include a program for certifying Operating Personnel, including classroom training for the Operating Personnel, conduct of tests sufficient to allow Contractor to accept or reject individuals for employment during the testing (making the results available to Owner), start-up and commissioning program, and use of that program as on-the-job training. Until Substantial Completion, the Operating Personnel provided by Owner pursuant to Section 3.1(b) shall work under the management, supervision, and direction of Contractor; provided, however, that such Operating Personnel shall not be deemed employees or Subcontractors of Contractor. Contractor will design such training program and submit it to Owner by no later than the date that is six (6) months prior to the anticipated Substantial Completion Date. Owner will review, comment on, and approve or disapprove such program in writing within forty-five (45) days after such submission by Contractor. If Owner conditions its approval on reasonable changes in the program submitted by Contractor, Contractor will effect such changes at no additional cost to Owner and resubmit the program to Owner within ten (10) days after receipt from Owner of such conditional approval. Owner will have ten (10) days after such resubmission to review, comment on, and approve or disapprove the program resubmitted by Contractor. Such procedure shall continue with the same ten (10) day time periods until a program is approved by Owner; provided, however, that if the Parties cannot reach agreement after the third submittal by Contractor, the differences of the Parties shall be resolved in accordance with the expedited payment dispute procedures provided in Section 36. If Owner fails to respond within any of the applicable periods specified above, Owner shall be deemed to have approved the latest such program submitted by Contractor.

          (v) Coordinate with Owner with respect to and provide advance copies to Owner for review of the text of any announcement or publication that includes any non-public information concerning the Work prior to the dissemination thereof to the public or to any Person other than Subcontractors, Vendors, lenders, or advisors of Contractor who agree to keep such information confidential; provided, however, that Contractor may disseminate or release such information in response to requirements of governmental or other regulatory authorities, including NIA. Notwithstanding the foregoing, the parties agree that Contractor may include in its sale or other promotional literature and provide prospective customers, investors, lenders, and other Persons with information specifying (i) Contractor's role in constructing the Project, (ii) the capacity of the Project, and (iii) those types of Contractor's equipment and products being used in the Project, provided that Contractor shall deliver copies of all such literature to Owner promptly upon distribution thereof.

          (w) Designate an English-speaking Project Manager acceptable to Owner who will have full responsibility for the prosecution of the Work (but who shall not be authorized to execute or make any amendments to, or provide waivers under, this Contract) and will act as a single point of contact in all matters on behalf of Contractor. Any replacement of the Project Manager shall be subject to the prior written consent of Owner. If Owner fails to respond to a request for consent within five (5) Business Days after Contractor's request, Owner shall be deemed to have consented to the proposed individual.

          (x) Provide such data, reports, certifications, opinions of counsel, and other documents, up to a maximum of ten (10) copies each, or assistance related to the Work or this Contract as may be reasonably requested by the Financing Entities with respect to the financing of the Project; provided, however, that the provision of this information shall not in any manner modify Contractor's rights or obligations under any other provision of this Contract.

          (y) Provide, at or near the contractor's main Project office, office space for Owner's sole use including a private secure meeting room suitable for and furnished for use by 10 people, four (4) office spaces, electricity, air conditioning, office furniture suitable for four (4) persons (consisting of four (4) desks, a reference/drawing table, four (4) lockable four (4) drawer file cabinets, four (4) desk chairs, six (6) side chairs, two telephones, and, subject to availability from the local telephone company, two (2) telephone lines (toll calls are for Owner's account)), and the use of Contractor's copying machines, drinking water, sanitary facilities, and secretarial service (not to exceed one (1) secretary) to be used by Owner at the Site.

          (z) Assign to the Site English-speaking personnel. Any interpreters required shall be provided by Contractor at its expense. If design work for any part of the Work is performed in non-English-speaking countries, English-speaking interpreter(s) acceptable to Owner shall be made available by Contractor at Contractor's cost during all telephone conversations and meetings involving Owner and such non-English-speaking persons performing the Work.

          (aa) Within thirty (30) days after the Notice to Proceed Date, Contractor shall provide Owner with a Critical Path Schedule meeting the requirements set forth in Exhibit
F. Thereafter, Contractor shall advise Owner of any proposed Critical Path Schedule changes of more than fifteen (15) days and promptly provide Owner with any revisions and reasons therefor. In connection therewith, Contractor shall employ a project management system able to provide schedule monitoring and analysis which shall include a comparison of the Critical Path Schedule with the actual progress for each time period with all variances noted. Schedule analysis shall include a determination of the impact of such variance, if material, on the Critical Path Schedule and any action necessary to correct the variance. Utilizing the critical path method, Contractor shall continually be aware of factors that are delaying or that could delay the Milestone Schedule and shall take remedial actions reasonably within its control to eliminate or minimize schedule delays including, without limitation, the assignment of additional personnel and/or other resources. During construction, the Contractor will update its critical path method network to reflect the current status of the Work. At a minimum, the updates will be performed and provided to the Owner on a monthly basis.

          (ab) Following the Notice to Proceed, prepare and submit to Owner within ten (10) days after the end of each calendar month and as part of the Contractor's Invoice submitted pursuant to Section 7.1, a written monthly progress report in form and content generally in accordance with Exhibit H. In addition, Contractor shall keep, and furnish to Owner at Owner's request, such information as may be reasonably necessary to determine that the Work is progressing according to schedule and for the purpose of confirming that progress payments are due hereunder. Contractor also shall keep daily logs at the Site and shall provide to Owner copies of weekly reports of actual construction progress as compared with scheduled progress.

          (ac) Provide Owner with copies of all notices to and other written communications with Authorities and insurance companies with respect to accidents that occur at the Site, and thereafter provide such written reports relating thereto as may be reasonably requested by Owner.

          (ad) Obtain a Labor Payment Bond in favor of Contractor and Owner from each Subcontractor directly contracting with Contractor carrying on any construction or other Work in the Philippines in a sum equivalent to the cost of labor for such Work and take care not to pay such Subcontractor the final payment such Subcontractor is entitled to receive until such Subcontractor has shown that it first paid the wages of the laborers employed in said work, by means of an affidavit made and subscribed by said Subcontractor before a notary public or other office authorized by law to administer oaths.

          (ae)   On  a  bi-weekly  basis  after  Substantial
Completion, revise and update the Punchlist and schedule and budget therefor as initially prepared in accordance with
Section 13.3(f).

          (af) Take all steps required under Applicable Law and provide such ministerial assistance as Owner may reasonably request such that Owner may utilize input value-added tax credits in an amount equal to the aggregate value-added tax paid by Owner to Contractor for performance of the Work. Contractor shall also provide such evidence of payment by Contractor to the Philippine Bureau of Internal Revenue of such value-added tax as Owner may reasonably request.

          (ag) Exclusively use metric (S.I.) units of measurement in the design process and in all specifications, drawings, and other documents, with the exception that documents required under the terms of a purchase order to be submitted by Vendors may be in English units if that is the common measurement system used by the Vendor.

          (ah) Schedule and conduct periodic meetings at Contractor's office before mobilization and at the Site after mobilization with Owner for the purpose of reviewing the progress of the Work and adherence to the Milestone Schedule and the Critical Path Schedule. The frequency of such meetings shall be established and modified, from time to time, by mutual agreement of Owner and Contractor.

          (ai) Deliver the spare parts identified on Exhibit J so that they arrive in the Philippines at least three (3) months prior to the anticipated Substantial Completion Date (as determined by Owner based on the circumstances existing at the time of the determination).

          5.   COVENANTS, WARRANTIES AND REPRESENTATIONS

          5.1.   Contractor   covenants,   represents,   and
warrants to Owner that:

          (a) It is a limited liability consortium with external activities, duly organized, validly existing, and in good standing under the laws of Italy (as more particularly described in Article 2612 et seq. of the Italian Civil Code), and has, or will have by the date it commences performance hereunder, full power to engage in the business it presently conducts and contemplates conducting, and is and will be duly licensed or qualified and in good standing under the laws of the Philippines and in each other jurisdiction wherein the nature of the business transacted by it makes such licensing or qualification necessary and where the failure to be licensed or qualified would have a material adverse effect on its ability to perform its obligations hereunder. It will at all times during the performance of the Work maintain its status as a "VAT registered Person" in accordance with Section 107 of the National Internal Revenue Code of the Philippines and will comply with all Applicable Laws related thereto.

          (b) It has the required authority, ability, skills, and capacity to perform, and shall perform, the Work in a manner consistent with prudent utility practice utilizing sound engineering principles, project management procedures, and supervisory procedures.

          (c) This Contract has been duly authorized, executed, and delivered by Contractor and constitutes the legal, valid, and binding obligation of Contractor, enforceable against Contractor in accordance with its terms.

          (d) The execution, delivery, and performance by Contractor of this Contract will not violate or conflict with (i) any Applicable Laws, (ii) any covenant, agreement, or understanding to which it is a party or by which it or any of its properties or assets is bound or affected, or
(iii) its organizational documents.

          (e) It is satisfied with and accepts all conditions relating to (i) subject to Section 8.4, access to the Site, (ii) subject to Section 15.1(d) hereof, the availability of equipment (including, subject to Section 8.4, the Existing Site Assets and all other materials, equipment and other property located at the Site on the Notice to Proceed Date), (iii) the availability of electricity and water (other than the availability of water for diversion to the Project), (iv) the availability of adequate means of communication, and (v) similar matters that may impact upon the performance by Contractor of the Work.

          (f) No authorization, approval, exemption, or consent by any governmental or public body or authority
(other than the Applicable Permits) is required in connection with the authorization, execution, delivery, and performance of this Contract by Contractor. The Contractor's Permits either have been obtained by Contractor and are in full force and effect on the date hereof or will be obtained by Contractor and will be in full force and effect on or prior to the date on which they are required, under Applicable Law, to be in full force and effect so as to permit Contractor to commence and prosecute the Work to completion in accordance with the Milestone Schedule and the Critical Path Schedule.

          (g) There are no actions, suits, proceedings, or investigations pending or, to Contractor's knowledge, threatened against it at law or in equity before any court (Philippine or otherwise) or before any federal, state, municipal, or other governmental department, commission, board, agency, or instrumentality (whether or not covered by insurance) that individually or in the aggregate could result in any materially adverse effect on the business, properties, or assets or the condition, financial or otherwise, of Contractor or in any impairment of its ability to perform its obligations under this Contract. It has no knowledge of any violation or default with respect to any order, writ, injunction, or decree of any court or any federal, state, municipal, or other governmental department, commission, board, agency, or instrumentality that may result in any such materially adverse effect or such impairment.

          (h) It owns or has the right to use all patents, trademarks, service marks, tradenames, copyrights, licenses, franchises, and permits necessary to perform the Work without conflict with the rights of others.

          (i) The Project can and shall be built in conformity with Applicable Laws and Applicable Permits.

          (j) It and its representatives have not made any payment or given anything of value, and (ii) it will not, and it will direct its employees, agents, and Subcontractors directly contracting with Contractor, and their employees or agents to not, make any payment or give anything of value, in either case to any government official (including any officer or employee of any government department, agency, or instrumentality) to influence his, her, or its decision or to gain any other advantage for Owner or Contractor in connection with the Work to be performed hereunder. None of Contractor, its Subcontractors or Vendors, or any of their employees or agents shall take any action that in any way violates the United States Foreign Corrupt Practices Act or any similar applicable law. Contractor shall immediately notify Owner of any violation of this covenant (or of the direction described in the immediately preceding sentence) and shall indemnify and hold Owner harmless for all losses, expenses, damages, and liabilities arising out of such violation.

          (k)  Intentionally omitted.

             (l) It acknowledges that this Contract constitutes a fixed price obligation to engineer, design, procure, construct, and test a turnkey Project, complete in every detail, within the time and for the purpose designated herein by Owner. References to the obligations of Contractor under this Contract as being "turnkey" and performing the Work on a "turnkey basis" means that Contractor is obligated to supply all of the materials and equipment and to supply and perform all of the Work, in each case as may reasonably be required, necessary, or appropriate (whether or not specifically set forth in this Contract) to complete the Work such that the Project satisfies the applicable terms and conditions set forth in this Contract, all for the Contract Price.

          5.2. Owner covenants, represents, and warrants to Contractor that:

          (a)   It  is a corporation duly organized, validly
existing, and in good standing under the laws of the Republic of the Philippines, has full power to engage in the business it presently conducts and contemplates conducting, and is and will be duly licensed or qualified and in good standing in each jurisdiction wherein the nature of the business transacted by it makes such licensing or qualification necessary and where the failure to be licensed or qualified would have a material adverse effect on its ability to perform its obligations hereunder.

          (b) This Contract has been duly authorized, executed, and delivered by Owner and constitutes the legal, valid, and binding obligation of Owner, enforceable against Owner in accordance with its terms.

          (c) The execution, delivery, and performance by Owner of this Contract will not conflict with (i) any Applicable Laws, (ii) any covenant, agreement, or understanding to which it is a party or by which it or any of its properties or assets is bound or affected, or (iii) its Certificate of Incorporation or By-laws.

          (d) No authorization, approval, exemption, or consent by any governmental or public body or authority, except such authorizations, approvals, exemptions, or consents as have been obtained or will, in Owner's opinion, be obtained in the ordinary course of business, is required in connection with the execution, delivery, and performance of this Contract by Owner.

          (e) There are no material actions, suits, proceedings, or investigations pending or, to its knowledge, threatened against it at law or in equity before any United States or Philippine court or before any United States federal, state, municipal, or other governmental department, commission, board, agency, or instrumentality (whether or not covered by insurance) or before any Philippine national, regional, municipal, or other governmental department, commission, board, agency, or instrumentality (whether or not covered by insurance) that individually or in the aggregate could result in any materially adverse effect on the business, properties, or assets or the condition, financial or otherwise, of Owner or in any impairment of its ability to perform its obligations under this Contract. It has no knowledge of any violation or default with respect to any order, writ, injunction, or any decree of any United States or Philippine court or any United States federal, state, municipal, or other governmental department, commission, board, agency, or instrumentality or any Philippine national, regional, local, or other governmental department, commission, board, agency, or instrumentality that may result in any such materially adverse effect or such impairment.

          (f) It will not, and it will direct its employees, agents, and subcontractors, and their employees and agents to not, make any payment or give anything of value to any government official (including any officer or employee of any government department, agency, or instrumentality) to influence his, her, or its decision or to gain any other advantage for Owner or Contractor in connection with the Work to be performed hereunder. Neither Owner nor any of its employees or agents shall take any action that violates the United States Foreign Corrupt Practices Act or any similar applicable law. Owner shall immediately notify Contractor of any violation of this covenant (or of the direction described in the immediately preceding sentence) and shall indemnify and hold Contractor harmless for all losses, expenses, damages, and liabilities arising out of such violation.

          5.3. Contractor further covenants, represents, and warrants to Owner that:

          (a) It recognizes, understands, and acknowledges that Owner is providing no representation or warranty regarding, and specifically disclaims any responsibility for, the usefulness, accuracy, completeness, validity, or propriety of any or all reports, data, inferences, conclusions, and other information provided by, or to be provided by, Owner, NPC, or NIA. Contractor further represents and warrants that it is not relying on Owner, NPC, or NIA for any information, data, inferences, conclusions, or other information as respects the Work at the Site and surrounding areas.

          (b) It is familiar with the physical requirements of the Work and has inspected and examined the Site and surrounding locations to the extent it deems necessary in accordance with prudent engineering and construction practices for performing its obligations under this Contract. Contractor further represents and warrants that it is satisfied with and accepts all conditions that exist at the Site or that may exist at the Site or in surrounding areas during the period of construction, in any case whether seen or unseen, discovered or undiscovered, unknown or unusual, including climatic, hydrological (other than the availability of water for diversion to the Project), geologic, seismic, and all other conditions at the Site (natural or otherwise), the form and nature of the Site and the soil and subsoil, rock, and subsurface conditions, and the nature of the material (natural or otherwise) to be excavated. No information that Owner, NPC, or NIA may, as a convenience, have previously provided or may in the future provide to Contractor shall affect this representation of Contractor.

          Notwithstanding the foregoing, if Contractor encounters what it considers to be an Unforeseen Underground Condition, the Contractor shall be entitled to request in writing to Owner an extension of the Guaranteed Substantial Completion Date for a period of time necessary to address such Unforeseen Underground Condition, but in no event more than ninety (90) days for all such requests in the aggregate. Owner shall promptly forward any such request to the independent technical consultant (referenced in the definition of "Unforeseen Underground Condition"). Within 60 days of receipt of any such request, such independent technical consultant, applying reasonable, prudent and sound engineering judgment, shall advise Contractor and Owner in writing as to whether such request has been granted and the number of days that the Guaranteed Substantial Completion Date has been extended, if any.

          (c) Other than as the result of the occurrence of an unusually severe event of the type described in Section
22.1 (and subject to the immediately preceding paragraph), which shall in no event include a pre-existing condition at the Site or in surrounding areas, it acknowledges and agrees that it will not be entitled to, and shall not request, any Change in the Work or claim the occurrence of any Force Majeure event with respect to any of the conditions, or any change in any conditions, as set forth in this Section 5.3.

          6.   COST OF WORK

          6.1. As full compensation for the Work, Owner shall pay to Contractor a fixed price amount of US$240,000,000 (the "Contract Price"), plus Philippines value added taxes invoiced in accordance with Section 6.2. The Contract Price shall be changed only by Changes in the Work approved in accordance with Section 15. The Contract Price shall be paid in accordance with Section 7. Payments made by Owner directly to the Electro-Mechanical Subcontractor shall be deemed to constitute payments to Contractor of the Contract Price.

          6.2. The Contract Price includes payment for (i) all costs of equipment, materials, labor, and services relating to Contractor's performance of its obligations under this Contract and the Work (including any intellectual property rights licensed under this Contract, expressly or by implication) provided by Contractor or such Subcontractors or Vendors, (ii) all Philippine national, regional, and local taxes effective or enacted as of the date of execution of this Contract or thereafter, each as imposed on Contractor or its Subcontractors or Vendors or the Work, (iii) subject to the last sentence of this Section 6.2, all other taxes, duties, levies, imposts, fees, or charges of any kind (whether in the Republic of the Philippines or elsewhere) arising out of Contractor's or any such Subcontractor's or Vendor's performance of the Work, including any increases thereof that may occur during the term of this Contract, and (iv) subject to the last sentence of this Section 6.2, any duties, levies, imposts, fees, charges, and royalties imposed on Contractor or its Subcontractors or Vendors with respect to any such equipment, materials, labor, or services provided under this Contract. The taxes covered hereby include occupational, excise, unemployment, ownership, value-added, gross receipts, and income taxes and any and all other taxes and duties on any item or service that is part of the Work, whether such tax is normally included in the price of such item or service or is normally stated separately, all of which shall be for the account of Contractor. Notwithstanding the foregoing, (a) Contractor shall not be liable for, and the Contract Price shall not include, (i) any real estate taxes or other ad valorem or ownership taxes on the Site or the Project, or (ii) any Philippine value-added tax or Philippine import duties for which Owner is responsible pursuant to Section 3.1(d), and (b) Owner shall pay to Contractor, in addition to the Contract Price, any amount in respect of Philippine value-added taxes on that portion of the Work performed from time to time in the Philippines and which is of a nature that is subject to value-added tax in the Philippines; provided that Contractor shall use its best efforts to minimize the imposition of Philippine value-added tax on the cost of the Work.

          7.   TERMS OF PAYMENT

          7.1. Payments to Contractor shall be made as follows:

          (a) Within two (2) Business Days after the Notice to Proceed Date, Owner shall pay (i) Contractor the amount shown as payable directly to the Contractor on Exhibit C and
(ii) Electro-Mechanical Subcontractor the amount shown as payable directly to Electro-Mechanical Subcontractor on Exhibit C, in each case as the first payment. Contractor agrees to utilize, and to cause Electro-Mechanical Subcontractor to utilize, the proceeds of such first payment solely to pay costs relating to their respective Work hereunder. Contractor agrees to maintain the proceeds of such first payment in a segregated bank account, and to provide to Owner, upon the written request of Owner from time to time, an accounting of the use of such proceeds, and the balances then on deposit in such bank account. Thereafter, on or about the tenth (10th) day of each month after receipt of the Notice to Proceed, Contractor shall submit a Contractor's Invoice in the form of Exhibit N-1 (with such additional information as may be prescribed pursuant to Section 108 of the National Internal Revenue Code of the Philippines and Applicable Law such that each Contractor's invoice, as required under and pursuant to Philippines law, qualifies as a "VAT Invoice") to Owner for the Work performed thereunder in the then immediately preceding month; provided, however, that Contractor shall have the option to submit separate Contractor's Invoices for work performed in the Republic of the Philippines and Work performed outside of the Republic of the Philippines. Such Contractor's Invoice shall describe the completion of project milestones as described in the Progress Payment Schedule, the related progress payments that are then due as of the end of the immediately preceding calendar month, and any other amounts then payable by Owner to Contractor under
Section 3.1 or 15 and, without limiting Owner's right to dispute any amounts requested for payment, shall include documentary evidence of the completion of each milestone described in such Contractor's Invoice sufficient for Owner to verify that such milestone has been completed, it being understood and agreed by Contractor that any Contractor's Invoice that is inaccurate or incomplete or that lacks detail, specificity, or supporting documentation required by this Article 7 shall not, to the extent of such deficiency, constitute a valid request for payment. Each respective monthly portion of the Contract Price set forth on the Progress Payment Schedule shall be due and payable only to the extent it is supported by individual payment milestones. If any or all of such milestones have not been satisfied, Contractor shall only be paid with respect to the milestones that were completed during such month, it being acknowledged and understood that no payment shall be made for partially completed milestones or for Work still subject to Owner's review in accordance with Section 11.3. With respect to milestones set forth on the Progress Payment Schedule that are not completed on a timely basis, Contractor shall be paid the portion of the Contract Price applicable thereto following completion of such milestones, and no interest shall be payable with respect to payment of such delinquent Work. Notwithstanding the foregoing, Contractor shall have the right to accelerate completion of and be paid for milestones actually completed which are set forth on the Progress Payment Schedule without revising the Progress Payment Schedule; provided, however, that the aggregate amount of the Contract Price paid for any month shall not result in exceeding the cumulative amount of the Contract Price payable up to and including such month pursuant to the Progress Payment Schedule.

          (b) Accompanying each Contractor's Invoice, Contractor shall submit (i) a conditional lien waiver from Contractor, in the form attached as Exhibit L, for all Work for which payment is sought in such invoice and (ii) a conditional lien waiver from each Subcontractor or Vendor (including the Electro-Mechanical Subcontractor) contracting directly with Contractor where the applicable subcontract price or purchase order value exceeds US$150,000, in substantially the form attached as Exhibit M, for all Work for which such Subcontractors and Vendors seek payment, in each case for which lien waivers have not been previously submitted to Owner.

          (c) Without limiting Owner's rights of review under Section 9.1 and Article 11, within twenty (20) days after receipt by Owner of a Contractor's Invoice and all accompanying documentation required by subsection (b) of this Section 7.1, Owner and the Financing Entities shall, in consultation with their respective Consulting Engineers,
(i) determine whether the Work covered thereby has been done as described by Contractor; (ii) determine whether the Work performed conforms with the requirements of this Contract;
(iii) determine whether the Contractor's Invoice has been properly submitted; and (iv) determine and notify Contractor (and the Electro-Mechanical Subcontractor with respect to invoiced amounts on behalf of the Electro-Mechanical Subcontractor) concerning any invoiced amount that is in dispute and the basis for such dispute. Owner will pay Contractor, within thirty (30) days after receipt by Owner of Contractor's Invoice, all amounts then payable and not in dispute; provided, however, that Owner may offset against such payment any amount then due from Contractor to Owner pursuant to Section 14.1 or 14.2; provided, further, that proper items included in Contractor's Invoice specifying payments to be made to the Electro-Mechanical Subcontractor shall be paid directly to Electro-Mechanical Subcontractor by Owner, with such direct payments being deemed to constitute payments of the Contract Price as though paid directly to Contractor. Failure by Owner to pay any amount in dispute and identified pursuant to clause (iv) above until resolution of such dispute pursuant to Section 7.1(h) shall not alleviate, diminish, or modify in any respect Contractor's obligations to perform hereunder, including
Contractor's obligation to meet the Scheduled Completion Date. Upon receipt of payment from Owner, Contractor shall promptly pay each Subcontractor and Vendor directly contracting with Contractor the amount to which said Subcontractor or Vendor is entitled under its agreement with Contractor with respect to the Work covered by such payment by Owner (other than the Electro-Mechanical Subcontractor, who shall receive payment directly from Owner). Contractor shall, by an appropriate agreement with each Subcontractor and Vendor directly contracting with Contractor where the applicable subcontract price or purchase order value exceeds US$150,000, contractually require each such Subcontractor and Vendor to make payments to its Subcontractors and Vendors in a similar manner.

          (d) Prior to the payment of each invoice (other than the invoice in respect of the payment made pursuant to
Section 7.1(e)), Contractor shall confirm that the Retention Security shall have been increased in accordance with its or their respective terms in an aggregate amount equal to ten percent (10%) of such payment and shall instruct the issuer(s) of the Retention Security to so deliver a Notice to Owner of such increase, such that at all times the aggregate amount available to be drawn under the Retention Security equals ten percent (10%) of the aggregate amount of all payments made to Contractor (including payments made directly to the Electro-Mechanical Subcontractor) pursuant to Section 7.1(c) (the "Retainage"). If Contractor so elects in writing, 10% of each invoice may be withheld from each payment to Contractor pursuant to customary cash retention provisions and otherwise as agreed to in writing by Contractor and Owner. Any such cash retention amounts shall be held and released in a manner consistent with
Section 7.1(e).

          (e) Upon Substantial Completion of the Project, Contractor shall submit an invoice for any remaining amounts due to Contractor (including with respect to the Electro-Mechanical Scope, less an amount equal to 200% of the value of the items remaining on the Punchlist delivered pursuant to Section 13.3(f) (the "Withheld Amount"). In addition,
Owner shall, in response thereto, release or otherwise accept a reduction of the Retention Security by an amount equal to the lesser of (i) 90% thereof or (ii) an amount such that, upon reduction of such Retention Security, the sum of the unpaid Contract Price plus the remaining amount of such Retention Security equals 200% of the value of the items remaining on the Punchlist. If Owner is holding more than one instrument of Retention Security, Owner shall allocate such release or reduction as instructed in writing by Contractor (or, if not so instructed, pro rata among all instruments of Retention Security).

          (f)   Upon  the  delivery of the Notice  of  Final
Acceptance in accordance with Section 13.5, Owner shall promptly surrender to Contractor the Retention Security. Upon the issuance of the Notice of Final Acceptance by Owner, Contractor may submit an invoice for the Withheld Amount, such invoice to be accompanied by executed final conditional lien waiver forms from Contractor, in the form attached as Exhibit L-1, for all Work performed pursuant to this Contract and from each Subcontractor and Vendor contracting directly with Contractor (including the Electro-Mechanical Subcontractor), substantially in the form attached as Exhibit M-1, for all Work performed and materials furnished by each such Subcontractor or Vendor pursuant to an executed subcontract or purchase order with Contractor where the applicable subcontract price or purchase order value exceeds US$150,000, as the case may be. Such invoice shall be paid by Owner in the form of (i) final release of the Retention Security and/or (ii) cash.

          (g)      Contractor's     or    Electro-Mechanical
Subcontractor's acceptance of any payment shall not be deemed to constitute a waiver of amounts that are then in dispute.

          (h)    Contractor  and  Owner  shall   use   their
reasonable efforts to resolve all disputed amounts as expeditiously as possible in accordance with the provisions of Section 36.

          (i) All payments to be made to Contractor under this Contract shall be paid in United States Dollars and shall be wire transferred in immediately available funds on the date due or, if such date is not a banking day in the United States, on the immediately succeeding banking day to such account as may be designated by Contractor (or, in the case of payments to be made hereunder directly to Electro-Mechanical Subcontractor, as may be designated by Electro-Mechanical Subcontractor) from time to time by Notice to Owner in accordance with Section 33.

          (j) Contractor hereby acknowledges that Owner will be required to withhold one percent (1%) of each payment to be made to Contractor hereunder to the extent required under Applicable Law and remit such amount to the Philippine Bureau of Internal Revenue in accordance with
Section 51 of the National Internal Revenue Code of the Philippines, as amended and Revenue Regulations No. 6-85, as amended. Contractor acknowledges that no amount payable hereunder shall be increased as a result of such withholding or any other withholding required under Applicable Law, and all payments hereunder shall be made net of any such amounts.

          8.   COMMENCEMENT AND PROSECUTION OF THE WORK

          8.1. The date on which Owner provides Contractor with a Notice to Proceed shall be the Notice to Proceed Date. On the Notice to Proceed Date, Contractor shall commence and shall thereafter diligently pursue the Work assigning to it a priority that should reasonably permit the attainment of Substantial Completion on or before the Guaranteed Substantial Completion Date. Contractor shall proceed with the performance of the Work in accordance with the Milestone Schedule.

          8.2. If a Notice to Proceed has not been issued by June 30, 1997, either party shall have the right to terminate this Contract upon notice to the other (which right shall terminate upon the issuance of the Notice to Proceed), in which event neither party shall have any further rights or obligations hereunder (other than such rights and obligations that by their express terms survive the expiration or earlier termination of this Contract).

          8.3. Contractor shall prosecute the Work in accordance with the Critical Path Schedule. If Contractor fails, other than by reasons not attributable to Contractor to stay within sixty (60) days of the schedule for achieving Substantial Completion on or before the Guaranteed Substantial Completion Date (as determined from the Critical Path Schedule), Contractor shall, within ten (10) days after Contractor becomes aware of such delay, submit for approval by Owner and the Consulting Engineer, a written plan (the "Plan") to complete all necessary Work to achieve Substantial Completion not later than sixty (60) days after the Guaranteed Substantial Completion Date, including a revised Critical Path Schedule. Owner and the Consulting Engineer shall provide Contractor within fifteen (15) days after receipt of the Plan written approval or disapproval of the Plan, the approval thereof not to be unreasonably withheld. If Owner or the Consulting Engineer disapproves all or any portion of the Plan, Owner or the Consulting Engineer, as the case may be, shall approve those portions of the Plan that are acceptable and provide modifications to those portions of the Plan that have been disapproved. Contractor shall then resubmit a revised Plan addressing such modifications as shall have been provided by Owner or the Consulting Engineer, as the case may be, within five (5) additional days and, upon approval by Owner and the Consulting Engineer, promptly proceed with such additional Work as may be required under the Plan. Approval by Owner and the Consulting Engineer of a Plan shall not be deemed in any way to have relieved Contractor of its obligations under this Contract relating to the failure to achieve Substantial Completion by the Guaranteed Substantial Completion Date, be a basis for an increase in the Contract Price, or limit the rights of Owner under Section 14.1.

          8.4  (a)  On or prior to May 12, 1997:

           (i) Owner and Contractor shall have mutually agreed upon Exhibits C, E, I, J, P, U and W, and the final text of each of such Exhibits shall have been incorporated herein. [COMPLETE AND INSERTED]

             (ii) Contractor and Electro-Mechanical Subcontractor each shall have executed and delivered the Electro-Mechanical Subcontract, which shall have been incorporated herein as Exhibit V. [COMPLETE AND INSERTED]

          (iii)     Owner, Contractor and Electro-Mechanical
Subcontractor  shall  have agreed upon  the  final  text  of
Article 23.  [COMPLETE AND INSERTED]

           (iv) Owner, Contractor and Electro-Mechanical Subcontractor shall have agreed on the final form of each item of Performance Security, and Contractor shall have provided Owner with evidence reasonably satisfactory to Owner of the commitment, by each issuer of such Performance Security, to so issue such Performance Security on or prior to the then anticipated date for issuance of the Notice to Proceed. [FORM IS COMPLETE AND INSERTED]

            (v)   Owner  shall  deliver  a  Notice  granting
Contractor access to the Site.

           (vi) Within 10 days of the date on which the Notice referred to in paragraph (a)(v) above is received by Contractor, (A) Contractor shall have delivered a Notice to Owner indicating Contractor's approval of the condition of the Major Existing Site Assets, or a Notice to Owner identifying any such Major Existing Site Assets that, in Contractor's opinion, is no longer located at the Site or is not capable, in all material respects and taking into account (x) the used nature of such equipment, (y) usual and customary maintenance and tune-up of all such equipment, and
(z) the required reconfiguration of the tunnel boring machine, of being utilized for the functional purpose for which it is designed and describing in detail the problems with such equipment causing it to not be capable of such operation, and (B) Contractor and Owner shall have agreed upon appropriate and mutually satisfactory modifications to this Contract, if any, to address such problems.

      (b) If all of the foregoing events have not occurred on or prior to the relevant date specified above (subject to extension in the sole discretion of Owner), either Contractor or Owner shall have the right to terminate this Contract by Notice to the other party, whereupon neither party shall have any liability to the other or to the Electro-Mechanical Subcontractor.

          9.   SUBCONTRACTORS

          9.1. Within thirty (30) days after the Notice to Proceed Date, Contractor shall provide Owner with a list of potential Subcontractors and Vendors, other than the Electro-Mechanical Subcontractor, that would be directly contracting with Contractor for all material components and services in connection with the Work, broken down by component and service. Within thirty (30) Business Days after receipt of such list, Owner shall have the right to advise Contractor of any such potential suppliers to which it objects, together with the reasons for objection. Contractor shall remove from the list any potential supplier to which Owner objects (other than the Electro-Mechanical Subcontractor). If Owner fails to respond within such thirty (30) working day period, Owner shall be deemed not to have objected to
any   potential  Subcontractor  or  Vendor  on   the   list.
Contractor   shall   have  the  right   to   add   potential
Subcontractors and Vendors to the list subject to the procedures set forth above; provided, however, that the review period for Owner shall be reduced to fifteen (15) Business Days after physical construction of the Project has commenced. No Subcontractor or Vendor (other than the Electro-Mechanical Subcontractor) for any material component or service in connection with the Work covered by this
Section  9.1  shall  be  engaged  by  Contractor  prior   to
completion  of the review process set forth in this  Section
9.1.

          9.2. Neither the review by Owner of any Subcontractor or Vendor under Section 9.1 nor the approval by Owner of the Electro-Mechanical Subcontractor shall (i) constitute any approval of the Work undertaken by any such Person, (ii) cause Owner to have any responsibility for the actions, the Work, or payment of such Person or to be deemed to be in an employer-employee relationship with any such Subcontractor or Vendor, or (iii) in any way relieve Contractor of its responsibilities and obligations under this Contract. Notwithstanding anything in Article 7 to the contrary, in no event shall Contractor submit or Owner be obligated to review any invoice with respect to work performed by any Subcontractor or Vendor (other than the Electro-Mechanical Subcontractor) prior to the expiration of the review period provided in Section 9.1.

          9.3. No subcontract or purchase order shall bind or purport to bind Owner, but each subcontract and purchase order entered into by Contractor with respect to the Work where the applicable subcontract price or purchase order value exceeds US$150,000 shall contain a provision in the form of Exhibit O permitting its assignment to Owner or the Financing Entities upon Owner's written request following default by Contractor or termination or expiration of this Contract.

          9.4. Contractor shall furnish such information and access relative to its Subcontractors and Vendors as Owner may reasonably request.

          10.  LABOR RELATIONS

          10.1. Subject to Section 4.1(o), and notwithstanding the provisions of Section 10.2, Contractor shall preserve its rights to exercise and shall exercise its management rights in performing the Work. Such management rights shall include the rights to hire, discharge, promote, and transfer employees; to select and remove foremen or other persons at other levels of supervision; to establish and enforce reasonable standards of production; to introduce, to the extent feasible, labor saving equipment and materials; to determine the number of craftsmen necessary to perform a task, job, or project; and to establish, maintain, and enforce rules and regulations conducive to efficient and productive operations.

          10.2. Contractor shall use its reasonable efforts to minimize the risk of labor related delays. Contractor shall promptly take any and all reasonable steps that may be available in connection with the resolution of violations of collective bargaining agreements and labor jurisdictional disputes, including the filing of appropriate processes with any court or administrative agency having jurisdiction to settle, enjoin, or award damages resulting from violations of collective bargaining agreements or labor jurisdictional disputes.

          10.3. Contractor shall advise Owner promptly, in writing, of any actual or threatened labor dispute of which Contractor has knowledge that might materially affect the performance of the Work by Contractor or by any of its Subcontractors.

          11.  INSPECTION; EFFECT OF REVIEW AND COMMENT

          11.1. (a) Owner shall have the right to inspect any item of equipment, material, design, engineering, service, or workmanship to be provided hereunder, and Contractor shall submit for review by Owner all design criteria, system descriptions, plans, drawings, calculations, technical specifications, quality assurance reports, and other documents relating to the Work as required by this Contract, and, to the extent reasonably feasible, arrange for inspection of equipment or material at the point of fabrication if requested by Owner. Owner shall be responsible for the costs of its personnel and their transportation with respect to such inspections.

          (b) Regardless of whether payment has been made therefor, Owner shall have the right to reject any portion of the Work that does not conform to this Contract. Upon such rejection, Contractor shall promptly remedy, at its sole cost and expense, any Work that does not conform to the requirements of this Contract that is identified by Owner as giving rise to such rejection.

          11.2. Contractor understands that Owner and the Financing Entities and their respective representatives have the right to observe and inspect the Work, any item of equipment (including equipment under fabrication), material, design, engineering, service, or workmanship to be provided hereunder and to observe all tests of the Work and the Project. Upon reasonable Notice to Contractor by Owner, Contractor shall allow Owner, NPC, NIA, and the Financing Entities and their respective representatives reasonable access to the Work (including equipment under fabrication) and the Project. Owner and the Financing Entities also shall be entitled to Contractor's technical details pertaining thereto as reasonably requested by either Owner, or the Financing Entities, or their respective representatives. Contractor shall incorporate such inspection rights in all equipment purchase orders and subcontracts. To facilitate such observations and inspections, Contractor shall maintain at the Site a complete set of all plans and specifications and a current Critical Path Schedule and Milestone Schedule.

          11.3. Contractor shall submit for review to Owner (which shall have the right to make them available to NIA and NPC) copies of all drawings, plans, calculations, operating and maintenance instructions, and, in general, all material documents relating to the Project in accordance with the requirements of Article 3 of Exhibit A. Within thirty (30) days after receipt of any such document for Level 1 or Level 2 (each as defined in Exhibit A) review,
Owner shall have the right to describe any flaws in the design identified in such document. Failure by Owner to describe any flaws within such time period shall be deemed a waiver of Owner's rights to describe such flaws. Notwithstanding anything in Article 7 to the contrary, in no event shall Contractor submit any Contractor's Invoice with respect to work performed pursuant to any such documents prior to the expiration of the review period set forth in this Section 11.3. In no event shall Contractor issue any purchase orders based on any such drawings, plans, calculations, operating and maintenance instructions, or other material documents until Owner has completed its review.

          11.4. If Owner identifies any flaws in the design with respect to any document submitted for review (which shall include any flaws identified by NIA or NPC), Contractor shall incorporate changes into such documents addressing and remedying the flaws and resubmit the same to Owner, and such incorporation of changes to address Owner's comments shall not be considered a Change in the Work. No document subject to this Section 11.4 shall be released for use in connection with the Work prior to completion of the review process set forth in Section 11.3.

          11.5. Inspection, review, or comment by Owner with respect to any subcontract or purchase order or any plans, specifications, drawings, shop drawings, samples, and other documents, or any other work or services performed by Contractor or any Subcontractor or Vendor, is solely at the discretion of Owner and shall not in any way affect or reduce Contractor's obligations to complete the Work in accordance with the provisions of this Contract or be deemed to be a warranty or acceptance by Owner with respect to such Work.

          12.  MECHANICAL COMPLETION OF THE WORK

          12.1. Contractor shall (i) provide for Owner's review and acceptance detailed test procedures and a test schedule in accordance with the requirements of Exhibit D not less than one hundred fifty (150) days prior to the start of testing, which procedures must be agreed upon by Contractor and Owner at least ninety days prior to the commencement of testing, with the schedule clearly indicating when in the test schedule the Contractor will require electrical connection for output to the NPC Luzon grid; and (ii) provide Owner, NIA, and NPC not less than twenty (20) days prior Notice of all testing of protective apparatus and of the proposed date for initial synchronization of the Project with NPC's grid. Contractor shall keep the Project Representative continuously apprised of the specified schedule and changes thereto for the commencement and performance of such activities.

          12.2. Contractor shall provide written Notice to Owner and the Financing Entities' Consulting Engineer that Contractor deems Mechanical Completion of the Work (other than the Taan Weir Work) to have occurred when
(i) Contractor has completed all such Work except painting, final clean-up, final grading, and any portion of such Work not affecting the operability or safety or the mechanical, electrical, or structural integrity of the Project; (ii) the Project is mechanically, electrically, and structurally constructed in accordance with the requirements of this Contract, including completion of those tests identified in Exhibit D as "Tests Required for Mechanical Completion";
(iii) the Project may be operated without damage to the facilities of NPC or any other property on or off the Site, and without injury to any Person; (iv) the Project is ready for initial operation, adjustment, performance, and testing; and (v) the Performance Test procedures shall have been approved in accordance with Section 16.1. If not included in the foregoing Notice to Owner, Contractor shall provide a similar Notice to Owner promptly upon mechanical completion of the subject matter of the Taan Weir Work.

          12.3. Within twenty (20) days after receipt of any Notice pursuant to Section 12.2 hereof, Owner shall have the right to advise Contractor in writing of any defects or deficiencies in the installed equipment, materials, and workmanship that deviate from the drawings and specifications approved by Owner pursuant to this Contract and that could adversely affect the operability or safety, or the mechanical, electrical, or structural integrity, of the Project. Contractor shall then perform, at Contractor's sole cost and expense, corrective measures to remove such defects or deficiencies and shall again notify Owner, in accordance with Section 12.2 hereof, when Mechanical Completion of the Work has occurred. Within five (5) days after receipt of each subsequent notification, Owner shall have the right to advise Contractor, in writing, of any additional or remaining defects or deficiencies that must be corrected by Contractor as a condition to Mechanical Completion of such Work. Any disputes regarding the existence or correction of any such alleged defects or deficiencies shall be resolved pursuant to Section 16.2.

          12.4. Mechanical Completion shall be deemed to have occurred when Contractor has corrected all defects and deficiencies identified in the subject Work (other than the Taan Weir Work) by Owner pursuant to the provisions of
Section 12.3 and Owner has noted such corrections in writing or the engineering firm identified pursuant to Section 16.2 determines that no such defects or deficiencies exist. Owner shall be deemed to have given such notice unless Owner has identified in writing any additional or remaining defects or deficiencies within the applicable period specified in
Section 12.3.

               13.    SUBSTANTIAL   COMPLETION   AND   FINAL
               ACCEPTANCE OF THE PROJECT

          13.1. (a) Contractor shall perform all Work necessary for the conduct of the Project Performance Test, shall start-up the Project and conduct the Project Performance Test, and shall satisfy all of its other obligations under this Contract to ensure that the Project has been completed and that all components have been properly adjusted and tested.

          (b) Contractor and Owner shall agree on test schedules for the Project taking into consideration the operational requirements of NIA and NPC. Contractor shall give Owner and NIA written notice at least ninety (90) days before it anticipates conducting the Project Performance Test. When Contractor establishes the scheduled dates(s) for the tests required pursuant to this Contract, it shall give Owner at least twenty (20) days' prior notice thereof. Contractor shall keep the Project Representative continuously apprised of the specified schedule, and changes therein, for the commencement and performance of Project Performance Test, and shall give the Project Representative at least eight (8) days' prior notice of the re-performance of the Project Performance Test. A Project Performance Test conducted without the required notice to Owner and NIA shall not be valid for the purposes of this Contract.

          (c) The representatives of NIA and NPC shall have the right to be present during any test performed by Contractor under this Section 13.

          13.2. At any time during and promptly after completion (whether or not successful) of the Project Performance Test under Section 13.1 (or any re-performance of such test under this Section 13.2), Owner shall advise Contractor and Contractor shall advise Owner in writing of any Work that does not conform to this Contract that was discovered during the Project Performance Test. If Contractor is notified of or discovers any such non-conforming Work, Contractor shall, at Contractor's sole cost and expense, correct such Work and promptly provide Notice to Owner in writing that such corrective measures have been completed. Any dispute regarding the existence or correction of any such non-conforming Work shall be resolved pursuant to Section 16.2.

          13.3.      The  following are conditions precedent
to Substantial Completion:

          (a)  All liquidated delay damages due pursuant  to
Section 14.1 have been paid.

          (b) Contractor has completed the Project Performance Test and the other tests provided for in Exhibit D (other than the Reliability Test) and either
(i) the Project shall have achieved 100% of the Project Performance Guarantee or (ii) all Buy Down Amounts due pursuant to Section 14.2 shall have been paid and all of the other requirements set forth in Section 14.2 shall have been satisfied, as applicable.

          (c)  Owner has received copies of all Contractor's
Permits  required to be obtained by Contractor  pursuant  to
Section 4.1(e).

          (d) Owner has received all submissions in accordance with the provisions of Exhibit A, including all operations, maintenance, and spare parts lists and manuals and all instruction books necessary to operate the Project in a safe, efficient, and reliable manner and has received five (5) copies of preliminary as-built drawings of the Project, one (1) Mylar reproducible copy thereof, and, if the drawings are electronically prepared, one (1) copy of the computer data files as prepared by Contractor for a software program available to Owner.

          (e) Contractor has certified by a Notice to Owner that all training of Operating Personnel is complete.

          (f) A Punchlist and a schedule and budget for completion of the Punchlist items, in each case reasonably satisfactory to Owner and the Consulting Engineer, has been developed by Contractor and delivered to Owner, and all Work other than those items shown on the Punchlist shall have been completed.

          (g) All spare parts described on Exhibit J have been received by Owner at the Site.

          13.4. When Contractor believes that it has satisfied the provisions of Section 13.3(a) through (f), it shall deliver to Owner and the Financing Entities' Consulting Engineer a Notice of Substantial Completion. Such Notice shall contain a report of results of the Performance Tests and the Work completed with sufficient detail to enable Owner and the Financing Entities' Consulting Engineer to determine whether Substantial Completion has been achieved. The Substantial Completion Date shall be the date on which the conditions of Section 13.3 were satisfied or, in the sole discretion of Owner, waived. Promptly after Substantial Completion has been achieved as provided above, Owner shall issue a Notice of Substantial Completion dated to reflect the Substantial Completion Date.

          13.5.      Final Acceptance of the Work  shall  be
deemed to have occurred only if all of the following have occurred:

          (a)    Substantial   Completion   and   successful
completion   of  the  Reliability  Test  demonstrating   the
Project's ability to achieve the Reliability Guarantee and successful completion of the Taan Weir Work.

          (b) Owner has received all drawings (including five (5) copies of final as-built drawings of the Work, one
(1)  Mylar  reproducible copy thereof, and, if the  drawings are electronically prepared, one (1) copy of the computer data files as prepared by Contractor for a software program available to Owner), specifications, calculations, test data, performance data (including turbine efficiency curves), equipment descriptions, equipment and system installation instruction manuals, integrated and coordinated operation and maintenance manuals, training aids, spare parts lists, and other technical information each as required hereunder for Owner to start up, operate, commission, and maintain the Project.

          (c) All tools and spare parts purchased by Contractor to replace those used by Contractor during start-up have been purchased for delivery to Owner free and clear of liens.

          (d) All Contractor's and Subcontractors' personnel, supplies, equipment, waste materials, rubbish, and temporary facilities have been removed from the Site, and any permanent facilities used by Contractor have been restored to like new condition.

          (e) Owner has received from Contractor all information requested by Owner and required for Owner's final fixed asset records with respect to the Project in accordance with Section 4.1(h).

          (f)    Contractor  has  delivered   to   Owner   a
certification   identifying  all   outstanding   claims   of
Contractor under this Contract with documentation sufficient to support such claims.

          (g) Contractor has assigned or provided Owner with all warranties or guarantees that Contractor received from Subcontractors or Vendors to the extent Contractor is obligated to do so pursuant to Section 17.5.

          (h) Contractor has delivered a conditional final lien waiver in accordance with Section 7.1(f) and has delivered such other documents and certificates as Owner has reasonably requested to insure compliance with all applicable labor laws and regulations of the Republic of the Philippines..

          (i) Owner has delivered to Contractor a Notice of Final Acceptance evidencing that, to the best of Owner's knowledge, the Punchlist items have been completed to the reasonable satisfaction of Owner and all of Contractor's other construction obligations under this Contract have been satisfied in full, which Notice of Final Acceptance Owner shall deliver as soon as possible, and in no event more than ten (10) days after satisfaction in full by Contractor of all of its obligations under the provisions of Section 13.5
(a) through (h). If Owner fails to notify Contractor of any alleged non-satisfaction of Contractor's obligations under Sections 13.5(a) through (h) within ten (10) days after the date Contractor gives Notice to Owner that Contractor believes it has satisfied the provisions of Section 13.5(a) through (h), Contractor shall be deemed to have satisfied such conditions; provided, however, that failure to so notify Contractor shall not void the Plant Warranties or Materials Warranty.

          14.  DELAY DAMAGES AND BUY DOWN AMOUNTS

          14.1. Contractor understands that if the Substantial Completion Date does not occur on or before the Guaranteed Substantial Completion Date, Owner will suffer substantial damages, including additional interest and financing charges on funds obtained by Owner to finance the Work, reduction of the return on Owner's equity investment in the Project, and other operating and construction costs and charges. Therefore, Contractor agrees that if Substantial Completion is not achieved by the Guaranteed Substantial Completion Date (unless and to the extent such failure is due to Owner's breach of its obligations under this Contract or, without duplication, the occurrence of Force Majeure), Contractor shall pay to Owner liquidated damages in the amount of US$25,000 per day for each day by which the Substantial Completion Date is delayed beyond the Guaranteed Substantial Completion Date for the first ninety
(90) days of such delay, US$45,000 per day for each day of delay beyond such ninetieth (90th) day but prior to the 180th day after the Guaranteed Substantial Completion Date, and US$65,000 per day for each day of delay thereafter;
provided, however, in no event shall Electro-Mechanical Liquidated Damages payable under this Section 14.1 exceed such amount thereof as would accrue over a period of 365 days.

          14.2. (a) If the Project Performance Guarantee shall not have been fully satisfied on or before the date on which Contractor desires to declare Substantial Completion pursuant to Section 13.4, as determined pursuant to the Project Performance Test conducted pursuant to Section 16.1 (whether by virtue of the results of the Project Performance Test or failure to perform the Project Performance Test), Contractor shall, as a condition to Substantial Completion, pay to Owner a one time Buy Down Amount equal to US$2,878 per kW for each kW that the net Project performance output shall have been below the Project Performance Guarantee, as demonstrated during the conduct of the Project Performance Test and calculated in accordance with the method set forth on Exhibits Q and Q-1.

          (b) Subject to Section 35.3 but notwithstanding anything else to the contrary contained herein, if Contractor is in default under Section 19.1(g) and Owner has elected to terminate this Contract, Contractor shall, in addition to any other remedies to which Owner may be entitled, pay a Buy Down Amount computed based on the Project Performance Test most recently completed prior to termination or, if the Project Performance Test has not been completed prior to termination, the Project Performance Test completed after termination (no Buy Down Amount being payable hereunder unless based on such a Project Performance
Test).

          14.3. Any amount Contractor is obligated to pay to Owner under Section 14.1 or 14.2 shall be due and payable thirty (30) days after receipt of a request therefor from Owner. If Contractor is obligated to pay any amount to Owner pursuant to Section 14.1 or 14.2 and such amount is not paid within the time period referred to above, Owner shall have the right to offset any such amount against any amount then or thereafter due from Owner to Contractor under this Contract and to exercise its rights against any security provided by or for the benefit of Contractor in such order as Owner may elect in its sole discretion.

          14.4 The amounts payable under Sections 14.1 and 14.2, as limited by Article 35, and the other remedies provided for in Section 14.3 shall be Owner's sole remedies for delays in achieving Substantial Completion by Contractor and for failure of the Project to meet the Performance Guarantees during the Performance Tests. Contractor and Owner agree that Owner's actual damages in the event of such delays and failures would be extremely difficult or impracticable to determine and that, after negotiation, Owner and Contractor have agreed that the liquidated damages set forth in Sections 14.1 and 14.2 are a reasonable estimate of the damages that Owner would incur as a result of such delays or failures.

           14.5 Contractor shall be entitled to an early completion bonus in an amount equal to US$50,000 per day for each day prior to the date that is 36 months after the Notice to Proceed Date that the Substantial Completion Date shall have occurred. Such early completion bonus shall be paid by Owner within thirty (30) days after the Substantial Completion Date.

          15.  CHANGES IN THE WORK

          15.1.      A  Change in the Work may  result  only
from any of the following:

          (a) Changes in the Work required by Owner in writing in accordance with Section 15.2;

          (b)  The occurrence of an event of Force Majeure;

          (c)  A Change in Law; or

          (d) The occurrence of a Hanbo-Related Event (provided Contractor has provided prompt written notice to Owner of the occurrence thereof and has taken reasonable steps to mitigate the adverse effects of such Hanbo-Related Event).

          15.2. (a) Owner shall have the right to make changes in the Work, within the general scope thereof, whether such changes are modifications, alterations, additions, or deletions, in accordance with this Article 15. All such changes shall be made in accordance with this
Article 15 and shall be considered, for all purposes of this Agreement, as part of the Work.

          (b) Notwithstanding the foregoing, unless Contractor and Owner shall have agreed upon a "Change in the Work" form in accordance with the provisions of Section 15.4 hereof, Contractor shall have no obligation to perform or comply with any modification, alteration, addition, or deletion by Owner to the Work after execution of this
Contract that (i) conflicts with this Contract, (ii) accelerates the Milestone Schedule, (iii) may affect the performance of the Project under the Performance Guarantees, or (iv) may increase the costs of the Contractor.

          15.3. Upon the occurrence of a Change in Law, an event of Force Majeure or the occurrence of a Hanbo-Related Event, Contractor may request a Change in the Work under which (i) the Critical Path Schedule and the Milestone Schedule (and each date referenced therein, including the Guaranteed Substantial Completion Date) shall be extended as set forth in the Change in the Work form accepted by Owner,
(ii) the Contract Price shall be increased by the amount of the increased costs, if any, set forth in the "Change in the Work" form so accepted by Owner, and (iii) the Work shall be modified to reflect additions, deletions, or substitutions to the Work previously approved by Owner, as set forth in the "Change in the Work" form so accepted by Owner.

          15.4. If Contractor is notified of or becomes aware of a Change in the Work required by Owner pursuant to
Section 15.1 or as the result of the occurrence of an event of Force Majeure, a Change in Law or the occurrence of a Hanbo-Related Event, Contractor shall, as soon as practicable after notification or becoming aware of such an event, prepare a detailed estimate of the increase, if any, in the cost and time required to complete the Work on the "Change in the Work" form attached as Exhibit G, together with an explanation of the basis therefor, and shall inform Owner whether and to what extent, in Contractor's opinion, there should be a change in the Work, the Contract Price, the Milestone Schedule, the Critical Path Schedule, or the Progress Payment Schedule. Contractor shall not charge Owner for the costs of making such estimates in response to reasonable requests therefor.

          15.5 (a) If Contractor and Owner reach agreement on the matters listed in the "Change in the Work" form submitted by Contractor, Contractor shall execute such form in accordance with Section 37.5, and Owner shall sign "Accepted by Owner" on such form and execute such form in accordance with Section 37.5, as amended to reflect the agreement of the Parties. For any Change in the Work resulting in additional costs to Contractor, Contractor agrees that any changes shall be performed on the basis of reimbursement of its direct costs (without overhead) less savings or costs not incurred due to such change, plus, for profit and overhead, a fee of ten percent (10%) of such costs, but expressly waives any other compensation therefor.

          (b) If a Change in the Work involves a decrease in the Work or in the use of less labor resulting in reduced labor costs, there shall be a lump-sum deduction from the Contract Price, which deduction will be based on the amount that Contractor has in its budget for the Work involved, inclusive of direct and indirect costs, overhead, margins, contingencies, fees, and profit.

          (c) If there is a dispute between the Parties about a request for a Change in the Work by either Party under this Section 15, such dispute shall be resolved in accordance with the expedited dispute resolution procedures set forth in Section 36 for payment disputes, and, notwithstanding any provision of this Section 15 to the contrary, the arbitrators shall decide the appropriate Contract Price change, schedule change, and related matters, if any, such decision shall be treated as a Change in the Work, and this Contract shall be deemed to have been amended to reflect such terms.

          (d) If necessary and specified on the Change in the Work form accepted by Owner or as decided by the arbitrators, Owner shall promptly adjust the Contract Price and the Milestone Schedule, the Critical Path Schedule, the Progress Payment Schedule and any other Exhibits and schedules requiring adjustment to reflect the accepted Change in the Work. IN NO EVENT SHALL CONTRACTOR BE ENTITLED TO UNDERTAKE OR BE OBLIGATED TO UNDERTAKE A CHANGE IN THE WORK UNTIL CONTRACTOR HAS RECEIVED A CHANGE IN THE WORK FORM SUBMITTED BY CONTRACTOR AND ACCEPTED BY OWNER OR DECIDED BY THE ARBITRATORS, AND, IN THE ABSENCE OF SUCH SIGNED CHANGE IN THE WORK FORM, IF CONTRACTOR UNDERTAKES ANY CHANGES IN THE WORK, IT SHALL MAKE ANY SUCH CHANGES AT ITS SOLE RISK AND EXPENSE AND SHALL NOT BE ENTITLED TO ANY PAYMENT HEREUNDER FOR UNDERTAKING SUCH CHANGES.

          15.6.      Contractor shall not suspend  the  Work
pending resolution of any proposed Change in the Work unless directed by Owner in writing in accordance with Section 21.

          16.  PERFORMANCE GUARANTEES AND TESTS

          16.1. Contractor shall perform all tests of the Project in accordance with the provisions of Exhibit D. Contractor shall provide Owner with proposed test and commissioning procedures, standards, protective settings, and the testing and commissioning program to be followed by Contractor not less than one hundred fifty (150) days prior to the date on which Contractor anticipates the commencement of the Performance Tests. Contractor and Owner shall cooperate reasonably to reach agreement on such test and commissioning procedures, standards, protective settings, and test and commissioning program to be followed by Contractor not less than ninety (90) days prior to the date on which Contractor anticipates commencing the Performance Tests.

          16.2. Upon completion of any test, Contractor and Owner shall jointly issue a certificate that testing has been done on the Project and that the agreed testing procedures have been followed. If there is a difference of opinion about any test results or the existence or correction of any defects or deficiencies claimed by Owner pursuant to Section 12.2 or 13.2 that cannot be resolved by the Parties within seven (7) days, the controversy shall be resolved by a reputable engineering firm. The Parties will cooperate in jointly deciding on such engineering firm not later than six (6) months prior to the anticipated date of Mechanical Completion. As to any difference of opinion between Contractor and Owner, each Party shall bear its own costs in connection with such procedure and shall share equally any costs of the engineering firm. Any determination of such engineering firm shall be non-binding, and either Party shall have the right following such a determination to avail itself of its rights under Article 36.

          16.3.      Any  revenues generated by the  Project
during the performance of any tests or otherwise shall be paid to and for the benefit of Owner.

          17.  WARRANTIES CONCERNING THE WORK

          17.1.     Contractor warrants and guarantees  with
respect   to   the   Project  (the  "Project   Warranties"),
commencing on the Substantial Completion Date, as follows:

          (a) The Work performed hereunder and all equipment, materials, supplies, tools, and other items provided in connection therewith shall meet all of the requirements set forth in this Contract. Owner's rights under this Section 17.1(a) shall expire two (2) years from the date of successful completion of the Reliability Test, except for the Turbine Guarantee as set forth in Exhibit P which shall expire on the date set forth therein; except in each case with respect to any matters for which a claim has been made during such period; and

          (b) The Work performed hereunder and all equipment, materials, supplies, tools, and other items provided in connection therewith shall be of a quality consistent with prudent utility practice and the prevailing industry standards, and free from defects and deficiencies in design, engineering, materials, construction, and workmanship. Owner's rights under this Section 17.1(b) shall expire two (2) years from the date of successful completion of the Reliability Test, except for the Turbine Guarantee as set forth in Exhibit P which shall expire on the date set forth therein, except in each case with respect to any matters for which a claim has been made during such period.

          17.2. Contractor further warrants that all materials, equipment, tools, supplies, and other items furnished by Contractor and any Subcontractors and Vendors hereunder shall be new and of good and suitable quality when installed (the "Materials Warranty"). Owner's rights under this Section 17.2 shall expire two (2) years from the date of successful completion of the Reliability Test, except for the Turbine Guarantee as set forth in Exhibit P which shall expire on the date set forth therein, except in each case with respect to any matters for which a claim has been made during such period.

          17.3. If any warranty claim is made pursuant to this Article 17 and any Work is re-performed, Contractor's Project Warranties and its Materials Warranty shall apply to any such re-performed Work and shall last as to the re-performed Work until the later of (a) the expiration of the relevant original Warranty Period and (b) six (6) months after completion of any re-performed Work. In no event shall Contractor's warranty for re-performed Work extend longer than six (6) months after the original expiration date of the Project Warranties and Materials Warranty set forth in Sections 17.1 and 17.2. Contractor's Project Warranties and its Materials Warranty (including re-warranties under this Section 17.3) shall be assignable to the Financing Entities without additional approval by Contractor.

          17.4.      The  Project Warranties  and  Materials
Warranty set forth in Sections 17.1 and 17.2 shall not apply to:

          (a)    Damage  to  materials,  equipment,   tools,
supplies, and other items furnished for the Project  to  the extent such damage is caused by:

          (i)   Owner's failure to operate and maintain such
equipment,  materials, tools, supplies, and other  items  in
accordance  with  the  recommendations  set  forth  in   the
Project's operations and maintenance manual;

          (ii)   Owner's   operation  of   such   equipment,
materials, tools, supplies, and other items in excess of operating specifications for such equipment as set forth in the Project's operations and maintenance manual;

          (iii) The use of spare parts and normal consumables in the repair or maintenance of such equipment, materials, tools, supplies, and other items that are not in accordance with specifications and recommendations set forth in the Project's operations and maintenance manual;

          (iv) Any changes or modifications made to such equipment, materials, tools, supplies, and other items by any Person other than a representative of Contractor without having obtained Contractor's express written consent prior to such changes or modifications; or

          (v) An event of Force Majeure (which excludes warranty failure hereunder)).

          Notwithstanding the foregoing, damage caused by Operating Personnel while operating under the direction of Contractor shall be the responsibility of Contractor.

          (b) Normal consumables or items that require replacement due to normal wear and tear or casualty loss
(other than a warranty failure).

          17.5.      Without  in  any  way  derogating  from
Contractor's own representations and warranties and its Performance Guarantees with respect to all of the Work, Contractor shall:

          (a) Obtain a Turbine Guarantee in the form of Exhibit P from the turbine vendor effective from the Substantial Completion Date and otherwise on terms and conditions acceptable to Owner, and,

          (b) Use reasonable efforts to obtain from all Subcontractors and Vendors any representations, warranties, guarantees, and obligations offered by such Subcontractors and Vendors at no additional cost with respect to design, materials, workmanship, equipment, tools, supplies, and other items furnished by such Subcontractors and Vendors.

          All representations, warranties, guarantees, and obligations of such Subcontractors and Vendors shall, at the request and direction of Owner, and without recourse to Contractor, be assigned to Owner or any Financing Entity upon default by Contractor or termination or expiration of this Contract; provided, however, that, notwithstanding such assignment, Contractor shall be entitled to enforce each such representation, warranty, guarantee, and obligation through the end of the Warranty periods. Contractor shall deliver to Owner promptly following execution thereof duly executed copies of all contracts containing such representations, warranties, guarantees, and obligations.

          17.6. Commencing on the expiration of each of the respective Project Warranties and Materials Warranty, or such later date as is provided in Section 17.3 with respect to re-performed Work, Owner shall be responsible for enforcing all representations, warranties, and guarantees from Subcontractors and Vendors, and Contractor shall provide reasonable assistance to Owner, on a reimbursable basis, in enforcing such representations, warranties, and guarantees, when and as reasonably requested by Owner. In addition, prior to the expiration of each of the respective Project Warranties and Materials Warranty, or such later date as is provided in Section 17.3 with respect to re-performed Work, Owner, at its option and upon prior written Notice to Contractor, may enforce any such warranty against any Subcontractor or Vendor if (i) Owner determines that Contractor has not enforced such warranty against the Subcontractor or Vendor in a timely and diligent manner or performed the warranty work itself, or (ii) Contractor is in default pursuant to Article 19 and the cure period for such default has expired.

          17.7. (a) Owner shall promptly notify Contractor in writing upon discovery of any failure of any of the Work to satisfy the Project Warranties or the Materials Warranty during the applicable Warranty Periods. In the event of any such failure under circumstances in which there is an immediate need as defined in Exhibit K, then Owner shall perform such warranty work for Contractor's account in accordance with the procedures set forth on
Exhibit K; provided, however, that the failure to comply with such procedures shall not void the Project Warranties or the Materials Warranty. In all other cases, Contractor shall, at its own cost and expense (except to the extent of insurance proceeds actually received), re-perform any necessary engineering and purchasing relating to such equipment, material, labor, and shipping, as well as the cost of removing any defect and the cost of replacement thereof, including any damage to the surrounding Work, as shall be necessary to cause the Work and the Project to conform to the Project Warranties or Materials Warranty. Within five (5) days after receipt by Contractor of a notice from Owner specifying a failure of any of the Work to satisfy Contractor's Project Warranties or the Materials Warranty and requesting Contractor to correct the violation, Contractor and Owner shall mutually agree when and how Contractor shall remedy said violation. If Contractor does not use its best efforts to proceed to complete said remedy within the time agreed to, or should Contractor and Owner fail to reach such an agreement within such five (5) day period, Owner shall have the right to perform or have
performed   by  third  parties  the  necessary   remedy   in
accordance with the procedures set forth in Exhibit K; provided, however, that the failure to comply with such procedures shall not void the Project Warranties or the Materials Warranty, and the costs as established pursuant to Exhibit K shall be borne by Contractor.

          (b) Notwithstanding the foregoing, Contractor shall have the right to request Owner to perform all or any portion of Contractor's obligations with respect to any warranty claim, and, if Owner determines that it has the capability and expertise to perform such obligations, Owner shall perform such obligations for Contractor's account in accordance with the procedures set forth in Exhibit K; provided, however, that the failure to comply with such procedures shall not void the Project Warranties or the Materials Warranty.

          17.8. In connection with the performance by Contractor of any warranty work, Owner shall supply all normal Operating Consumables. In addition, Owner shall, to the extent the same would not materially interfere with the operations of the Project not affected by the warranty work, allow Contractor the use of any special rigging, cranes, heavy equipment, the workshop and workshop tools, and equipment located at the Site.

          17.9. EXCEPT FOR THE EXPRESS WARRANTIES AND REPRESENTATIONS SET FORTH IN THIS CONTRACT, CONTRACTOR DOES NOT MAKE ANY OTHER EXPRESS WARRANTIES OR REPRESENTATIONS, OR ANY IMPLIED WARRANTIES OR REPRESENTATIONS, OF ANY KIND WHATEVER RELATING TO THIS CONTRACT, THE WORK, OR DESIGN, EQUIPMENT, OR MATERIALS TO BE SUPPLIED BY CONTRACTOR UNDER THIS CONTRACT OR TO THE PROJECT, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

          18.  EQUIPMENT IMPORTATION; TITLE

          18.1. Contractor, at its own cost and expense, shall make all arrangements, including the processing of all documentation, necessary for Owner to apply for Certificates of Authority from the Board of Investments of the Republic of the Philippines to import into the Philippines the capital equipment to be incorporated into the Project and any other equipment, materials, spare parts, supplies, tools, and other items necessary to perform the Work and shall coordinate with the applicable Authorities in achieving clearance of Philippine customs for all such equipment, materials, spare parts, supplies, tools, and other items and, to the extent available under Philippine law, achieving such importation duty- and tax-free. Except to the extent attributable solely to non-performance by Owner of its obligations under Section 3.1(d) in a timely fashion, in no event shall Owner be responsible for any delays in customs clearance or any resulting delays in performance of the Work.

          18.2. (a) Contractor warrants good title, free and clear of all liens, claims, charges, security interests, and encumbrances whatsoever, to all equipment, materials, spare parts, supplies, tools, and other items furnished by it or any of its Subcontractors or Vendors that become part of the Project or that are to be used for the operation, maintenance, or repair thereof.

          (b) Title to all domestically obtained equipment, materials, spare parts, supplies, tools, and other items shall pass to Owner, free and clear of all liens, claims, charges, security interests, and encumbrances whatsoever, upon the earlier of payment in full therefor or incorporation into the Project.

          (c) Title to all equipment, materials, spare parts, supplies, tools, and other items imported into the Philippines shall pass to Owner, free and clear of all liens, claims, charges, security interests, and encumbrances whatsoever, when delivered over the ship's rail at the named port of shipment.

          (d) The transfer of title shall in no way affect Owner's rights as set forth in any other provision of this Contract. Contractor shall have care, custody, and control of all equipment, materials, spare parts, supplies, tools, and other items (including equipment, materials, spare parts, supplies, tools, and other items imported into the Philippines) and exercise due care with respect thereto until the earlier of the Substantial Completion Date and the termination of this Contract.

          18.3. For the purpose of protecting Owner's interest in all equipment, materials, spare parts, supplies, tools, and other items with respect to which title has passed to Owner pursuant to Section 18.2 but that remain in possession of another party, Contractor shall take or cause to be taken all steps necessary under the laws of the appropriate jurisdiction(s) to protect Owner's title and to protect Owner against claims by other parties with respect thereto.

          18.4. On the Substantial Completion Date, Owner shall take complete possession and control of the Project and assume responsibility for the daily operation and maintenance of the Project. Contractor's access to and continued presence at the Site thereafter shall be for the sole purpose of achieving Final Acceptance pursuant to
Section  13.5  and completing its obligations under  Section
17.

          19.  DEFAULT

          19.1.      Contractor  shall  be  immediately   in
default of its obligations pursuant to this Contract upon the occurrence of any one or more events of default below:

          (a) Contractor becomes insolvent, generally does not pay its debts as they become due, admits in writing its inability to pay its debts, or makes an assignment for the benefit of creditors, or insolvency, receivership, reorganization, or bankruptcy proceedings are commenced by Contractor;

          (b) Insolvency, receivership, reorganization, or bankruptcy proceedings are commenced against Contractor and such proceeding shall remain undismissed or unstayed for a period of thirty (30) days;

          (c) Any representation or warranty made by Contractor herein was false or materially misleading when made and Contractor fails to remedy such false or misleading representation or warranty, and to make Owner whole for any consequences thereof, within thirty (30) days after
Contractor  receives  a  Notice  from  Owner  with   respect
thereto;

          (d) Contractor assigns or transfers this Contract or any right or interest herein, except as expressly permitted under Article 30;

          (e) Contractor fails to maintain any insurance coverages required of it in accordance with Article 23;

          (f) Contractor fails to perform or observe in any respect any provision of this Contract providing for the payment of money to Owner or any other material provision of this Contract not otherwise addressed in this Section 19.1, and such failure continues for five (5) days in the case of such a payment obligation and thirty (30) days in the case of any other obligation, in each case after Contractor receives a Notice from Owner with respect thereto;

          (g) The Substantial Completion Date (including, for purposes of this Section 19.1(g), Substantial Completion of the Taan Weir Work) has not occurred on or before the date that is 365 days after the Guaranteed Substantial Completion Date, as such date may be extended pursuant to
Article  15,  or, following approval of a Plan  pursuant  to
Section 8.3, Contractor fails, other than for reasons not attributable to Contractor, to meet the schedule set forth in the Plan (as determined from the revised Critical Path Schedule established by the Plan); or

          (h) Contractor suspends or abandons the Work. Suspension for the purposes of this Section 19.1(h) shall mean that Contractor has not accomplished any progress toward any of the field related payment milestones for a period of sixty (60) or more days. Abandonment for the purposes of this Section 19.1(h) shall mean that Contractor has substantially reduced personnel or removed further required equipment from the Site such that, in the opinion of an experienced construction manager, Contractor would not be capable of maintaining progress in accordance with Contractor's Critical Path Schedule.

          19.2.     If Contractor is in default pursuant  to
Section 19.1, Owner or its assignee shall have the following rights and remedies, in addition to any other rights and remedies that may be available to Owner, or its assignee, under this Contract, and Contractor shall have the following obligations:

          (a) Owner, without prejudice to any of its other rights or remedies, may terminate this Contract forthwith by delivery of a written Notice of termination to Contractor;

          (b) If requested by Owner, Contractor shall withdraw from the Site, shall assign to Owner (without recourse to Contractor) such of Contractor's subcontracts as Owner may request, and shall deliver and make available to Owner all proprietary information, patents, and licenses of Contractor related to the Work reasonably necessary to permit Owner to complete or cause the completion of the Work, and in connection therewith Contractor authorizes
Owner and its agents to use such information in completing the Work, shall remove such materials, equipment, tools, and instruments used by and any debris or waste materials generated by Contractor in the performance of the Work as Owner may direct, and Owner may take possession of any or all designs, drawings, and Site facilities of Contractor related to the Work necessary for completion of the Work;

          (c) Owner, without incurring any liability to Contractor, shall have the right (either with or without the use of Contractor's materials, equipment, tools, and instruments) to have the Work finished whether by enforcing any security given by or for the benefit of Contractor for its performance under this Contract or otherwise, in which case Owner shall have the right to take possession of and use all equipment, materials, tools, and instruments of Contractor necessary for completion of the Work, and Contractor shall have no right to remove such items from the Site until such completion;

          (d)   Owner  may  seek equitable relief  to  cause
Contractor to take action or to refrain from taking action pursuant to this Contract, or to make restitution of amounts improperly received under this Contract;

          (e) Owner may, but is not obligated to, make such payments or perform such obligations as are required to cure Contractor's default and offset the cost of such payment or performance against payments otherwise due to Contractor under this Contract; and

          (f) Owner may seek damages as provided in Section 19.3, including proceeding against any bond, guaranty, letter of credit, or other security given by or for the benefit of Contractor for its performance under this Contract.

          19.3. In the event of a default by Contractor under Section 19.1, and subject to Article 35, Contractor shall be liable to Owner for any and all actual damages to Owner as a result of such default, it being understood that, to the extent that the actual costs of completing the Work, including compensation for obtaining a replacement contractor or for obtaining additional professional services required as a consequence of Contractor's default, exceed those costs that would have been payable to Contractor but for Contractor's default, Contractor shall be obligated to pay the difference to Owner. In addition, in the event of a default by Contractor under Section 19.1, Owner shall be entitled to withhold further payments to Contractor for the Work performed prior to termination of this Contract until Owner determines the liability of Contractor, if any, under this Section 19.3. Upon determination of the total cost of the Work, Owner shall notify Contractor in writing of the amount, if any, that Contractor shall pay Owner or Owner shall pay Contractor.

          19.4.     Owner shall be immediately in default of
its   obligations  pursuant  to  this  Contract   upon   the
occurrence of any one or more events of default below:

          (a) Owner becomes insolvent, generally does not pay its debts as they become due, admits in writing its inability to pay its debts, or makes an assignment for the benefit of creditors, or insolvency, receivership, reorganization, or bankruptcy proceedings are commenced by Owner;

          (b) Insolvency, receivership, reorganization, or bankruptcy proceedings are commenced against Owner and such proceedings remain undismissed or unstayed for a period of thirty (30) days;

          (c) Any representation or warranty made by Owner herein was false or materially misleading when made and
Owner fails to remedy such false or misleading representation or warranty, and to make Contractor whole for any consequences thereof, within thirty (30) days after Owner receives a Notice from the Contractor with respect thereto;

          (d) Owner assigns or transfers this Contract or any right or interest herein, except as expressly permitted under Article 29 hereof; or

          (e) Owner fails to perform or observe in any respect any provision of this Contract providing for the payment of money to Contractor or any other material provision of this Contract not otherwise addressed in this
Section  19.4, and such failure continues for five (5)  days in the case of such a payment obligation and thirty (30) days in the case of any other obligation, in each case after Owner receives a Notice from Contractor with respect thereto.

          19.5.      If  Owner  is  in default  pursuant  to
Section 19.4, and subject to Section 19.6 and Article 35, Contractor shall have all rights and remedies that may be available under law against Owner with respect to this Contract, including the right to suspend performance of the Work or to terminate this Contract.

          19.6. Contractor's sole recourse for any damages or liabilities due to Contractor by Owner pursuant to this Contract shall be limited to the assets of Owner (which include the Project) without recourse individually or collectively to the assets of the shareholders of Owner.

          20.  EARLY TERMINATION

          20.1. Owner, in its sole discretion, shall have the right to terminate this Contract for convenience and without cause by giving Notice of termination to Contractor, which termination shall be effective as of the date of receipt.

          20.2. If the Contract is terminated by Owner pursuant to Section 20.1, Contractor shall receive as compensation for the Work performed and expenses incurred through the date of termination an amount equal to the sum of (i) the unpaid price for the Work performed as of such termination calculated by multiplying the percentage of the relevant Work completed by the applicable milestone payment set forth in the Progress Payment Schedule, (ii) the reasonable cost of demobilization incurred by Contractor (including reasonable demobilization costs paid by Contractor to its Subcontractors and Vendors), and (iii) all reasonable cancellation charges incurred by Contractor as a result of such termination. Notwithstanding the foregoing, if this Contract is terminated prior to the date the Notice to Proceed is given, Contractor shall not be entitled to any compensation upon termination.

          21.  SUSPENSION

          21.1. If at any time (i) Owner, in its sole discretion, elects to suspend performance of the Work for reasons related to the safe and proper conduct of the Project and the construction thereof, or (ii) the Financing Entities shall have ceased to disburse funds or shall have given notice of their intent to do so, Owner may suspend performance of the Work by giving Notice to Contractor. Such suspension shall continue for the period specified in the suspension Notice. The Contract Price shall be adjusted as provided in subsections (i), (ii), (iii), and (iv) of this
Section 21.1 to reflect any additional increased costs of Contractor resulting from any such suspension, as demonstrated by Contractor to Owner's reasonable satisfaction. No adjustment shall be made to the extent that performance is suspended, delayed, or interrupted for any cause due to Contractor's negligence, willful misconduct, or noncompliance with the terms of this Contract. At any time after the effective date of the suspension, Owner may require Contractor to resume performance of the Work on five
(5) days' Notice. If, at the end of the specified suspension period, Owner has not requested a resumption of the Work or has not notified Contractor of any extension of the suspension period (but in no event beyond 365 days in the aggregate for all such suspensions, other than suspensions for any reason due to Contractor's negligence, willful misconduct, or noncompliance with the terms of this Contract) at Contractor's option the Work shall be deemed terminated as of the commencement date of the suspension period, and Owner shall promptly pay Contractor for the Work performed pursuant to Section 20.2. In addition, in the event of any such suspension, Owner shall pay Contractor within thirty (30) days after receipt of Contractor's invoice for those costs incurred during the suspension period that are documented by Contractor to the reasonable satisfaction of Owner, to the extent attributable to the suspension, and that are:

          (i) For the purpose of safeguarding and/or storing the Work and the materials and equipment at the point of fabrication, in transit, or at the Site;

          (ii) For personnel, Subcontractors, Vendors, or rented equipment, the payments for which, with Owner's prior written concurrence, are continued during the suspension period;

          (iii)      For  reasonable costs of demobilization
and remobilization; or

          (iv)   For   rescheduling  the   Work   (including
penalties or additional payments to Subcontractors and Vendors for the same).

          21.2.     In the case of any suspension under this
Section 21, other than from a cause due to Contractor's negligence, willful misconduct, or noncompliance with the terms of this Contract, the Guaranteed Substantial Completion Date shall be extended by a period equal to the suspension period, plus a reasonable period for demobilization and remobilization approved by Owner, and the Critical Path Schedule, the Milestone Schedule, and the
Progress Payment Schedule shall be adjusted to account for same.

          21.3. All claims by Contractor for compensation under this Article 21 must be made within sixty
(60) days after the suspension period has ended and the Work has been either terminated or resumed. Failure of Contractor to make such claim within said period shall be deemed a waiver by Contractor of any such claims.

          22.  FORCE MAJEURE

          22.1. No failure or omission to carry out or observe any of the terms, provisions, or conditions of this Contract shall give rise to any claim by any Party against any other Party hereto, or be deemed to be a breach or default of this Contract if the same shall be caused by or arise out of any war, declared or not, hostilities, belligerence, blockade, revolution, insurrection, riot, or public disorder; expropriation, requisition, confiscation, or nationalization; export or import restrictions by any Authorities; closing of harbors, docks, canals, or other assistances to or adjuncts of the shipping or navigation of or within any place; rationing or allocation, whether imposed by law, decree, or regulation, or by compliance of industry at the insistence of any Authorities; unusually severe fire, flood, earthquake, volcano, tide, tidal wave, or perils of the sea; unusually severe storms and other weather conditions, including typhoons, lightning, and drought; accidents of navigation or breakdown or injury of vessels, accidents to harbors, docks, canals, or other assistances to or adjuncts of the shipping or navigation; epidemic or quarantine; strikes or combination of workmen, lockouts, or other labor disturbances; or any other event, matter, or thing, wherever occurring, that is not within the reasonable control of the Party affected thereby, each of the foregoing events, matters, or things being called "Force Majeure" in this Contract. Force Majeure shall in no event include a pre-existing condition at the Site or in the surrounding areas.

          22.2. If either Party's ability to perform its obligations under this Contract is affected by an event of Force Majeure described above, such Party shall promptly (but in any event within forty-eight (48) hours), upon learning of such event and ascertaining that it will affect its performance hereunder, give written Notice to the other Party stating the nature of the event, its anticipated duration and effect upon the performance of such Party's obligations, and any action being taken to avoid or minimize its effect. The burden of proof shall be on the Party claiming Force Majeure pursuant to this Section 22.2.

          22.3. The suspension of performance due to an event of Force Majeure shall be of no greater scope and no longer duration than is required by the event of Force Majeure. The excused Party shall use its reasonable efforts to continue to perform its obligations hereunder and to remedy its inability to perform. When the affected Party is able to resume performance of its obligation under this Contract, that Party shall give the other Party written Notice to that effect.

          22.4. No obligations of either Party that arose before the occurrence of an event of Force Majeure causing the suspension of performance shall be excused as a result of such occurrence. The obligation to pay money in a timely manner for obligations and liabilities that matured prior to the occurrence of an event of Force Majeure shall not be subject to the Force Majeure provisions.

          22.5. If, within a reasonable time after a Force Majeure occurrence that has caused Contractor to suspend or delay performance of the Work, action to be undertaken at the expense of Owner has been identified and recommended to Contractor, and Contractor has failed within five (5) days after receipt of Notice thereof from Owner to take such action as Contractor could lawfully and reasonably initiate to remove or relieve either the Force Majeure occurrence or its direct or indirect effects, Owner may, in its sole discretion and after written Notice to Contractor, initiate such reasonable measures as will be designed to remove or relieve such Force Majeure occurrence or its direct or indirect effects and thereafter require Contractor to resume full or partial performance of the Work. To the extent Contractor's failure to take such measures results in expense in addition to what Owner would have paid to Contractor (whether as part of the original Contract Price or as additional compensation to the extent the requested measures constituted an Owner requested change in the scope of Contractor's Work) had Contractor taken such measures, such additional expense shall be for Contractor's account.

          22.6. Damages or injuries to persons or properties resulting from a Force Majeure event during the performance of the obligations provided for in the Contract shall not relieve the Contractor of the responsibility to bear the cost of the damage or injuries caused by Contractor's negligence or misconduct to the extent such costs are not covered by the insurance described in Article 23.

          22.7. Contractor's sole remedies for the occurrence of an event of Force Majeure shall be an extension of the Milestone Schedule, including the Guaranteed Substantial Completion Date, pursuant to Article 15.

          23.  INSURANCE

          23.1. (a) Contractor shall procure or cause to be procured at its own expense and maintain or cause to be maintained in full force and effect at all times during the period commencing at such times as required by Owner and the Financing Entities through the expiration of the Warranty Periods all insurance coverages specified in Exhibit I. All insurance coverage shall be in accordance with the indicated limits identified in Exhibit I, using companies, if required under Applicable Law, authorized to do business in the Republic of the Philippines, and in accordance with the terms of this Article 23.

          (b) Owner shall maintain, at such Owner's cost and expense, such insurance coverages with respect to the Project as are normally and customarily carried by owners of projects similar to the Project and as required by the Financing Entities, including (i) contractor's all risk insurance naming Contractor as an additional insured and covering loss or damage to the Project works during construction and testing periods, which insurance shall include a third-party liability section with a minimum limit of US$10,000,000 and having a deductible amount of not greater than US$500,000, (ii) ocean freight insurance naming Contractor as an additional insured and covering loss or damage to the equipment to be incorporated into the Project and construction equipment during ocean transit to the Site, and (iii) insurance against all loss or damage from whatsoever cause arising in respect of construction equipment, if any, financed from project sources brought onto or destined for the Site for use in execution of the Work, to the full replacement value of such equipment. All insurance coverages maintained by Owner shall be with companies authorized to do business in the Republic of the Philippines to the extent required by Applicable Law and, to the extent of the Contractor's interest in the assets covered thereby, shall name Contractor as an additional insured. The insurance coverages maintained by Owner pursuant to clauses 23.1(b)(i), (ii) and (iii) shall, to the extent permitted under Applicable Law and to the extent of claims payable with respect to actions of Contractor, provide for a waiver of subrogation rights against Contractor and its assigns, subsidiaries, affiliates, employees, insurers and underwriters, and of any right of the insurers to any set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any such person insured under any such policy. Owner shall provide to Contractor copies of all policies, endorsements and other instruments required to be maintained under this Section 23.1(b) to the extent relating to risks of or coverages afforded Contractor, showing terms, conditions and effectiveness of such policies, endorsements and other instruments. Owner shall reasonably assist Contractor in submitting and processing Contractor claims thereunder.

          23.2. To the extent permitted under Applicable Law, all policies shall provide for a waiver of subrogation rights against Owner and the Financing Entities, and their assigns, subsidiaries, affiliates, employees, insurers, and underwriters, and of any right of the insurers to any set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any such person insured under any such policy. Contractor releases, assigns, and waives any and all rights of recovery against Owner, NIA, the Financing Entities, and all their affiliates, subsidiaries, employees, successors, permitted assigns, insurers, and underwriters that Contractor may otherwise have or acquire in or from or in any way connected with any loss covered by policies of insurance maintained or required to be maintained by Contractor pursuant to this Contract or because of deductible clauses in or inadequacy of limits of any such policies of insurance.

          23.3. Evidence of insurance required hereunder, in the form required to be delivered by Owner pursuant to the Financing Entities' loan documentation, but in any event in the form of certificates of insurance or copies of the forms of policies and, where appropriate, endorsements (showing, where necessary, Owner, NIA, and the Financing Entities as additional insureds, as their interests may appear) certified by Contractor's insurance brokers, shall be furnished by Contractor when required to be delivered by Owner pursuant to the Financing Entities' loan documentation, but in any event no later than the date on which coverage is required to be in effect pursuant to
Section 23.1. Copies of the actual insurance policies or other evidence of insurance coverage reasonably acceptable to Owner shall be provided to Owner within the time required by the Financing Entities after the coverage effective date. Such policies of insurance shall be subject to review and approval by Owner, which approval shall not be unreasonably withheld, and shall, at a minimum, but to the extent permitted under Applicable Law, provide a severability of interests or cross-liability clause; provided, however, that the insurance shall be primary and not excess to or contributing with any insurance or self-insurance maintained by Owner, NIA, and the Financing Entities and contain a provision that the policies may not be canceled or changed except (i) as provided in Exhibit I or (ii) if not therein provided, without sixty (60) days' or, in the case of nonpayment of premium, ten (10) days' prior written Notice given by certified mail to Owner, NIA, and the Financing Entities. Not later than the one-year anniversary of the date of delivery of the policies of insurance hereunder or the expiration date of the policy if for a term of more than one year, and not later than each one-year anniversary or policy renewal date thereafter, Contractor shall deliver copies of the renewal insurance policies certified as aforesaid. All property policies required hereunder shall provide for the assignment by Contractor of any insurance proceeds paid thereunder to Owner, NIA, and the Financing Entities as their interests may appear.

          23.4. All amounts of insurance coverage under this Contract specified in Exhibit I are required minimums. Contractor shall be solely responsible for determining the appropriate amount of insurance. The required minimum amounts of insurance shall not operate as limits on recoveries available under this Contract.

          23.5. If at any time the insurance to be provided by Contractor hereunder shall be reduced or cease to be maintained, then (without limiting the rights of Owner hereunder in respect of any default that arises as a result of such failure) Owner may at its option maintain the insurance required hereby, and, in such event, but subject to Section 23.6, Owner may withhold the cost of insurance premiums expended for such insurance from any payments to Contractor.

          23.6. With respect to any insurance coverages described in Exhibit I that are expressly subject to this
Section 23.6, if such insurance (including the limits or deductibles thereof) is not available and commercially feasible in the commercial insurance market, Owner shall not unreasonably withhold its agreement to waive such requirement to the extent the maintenance thereof is not so available; provided, however, that (i) Contractor shall first request any such waiver in writing, which request shall be accompanied by a written report prepared by an independent insurance adviser of recognized national standing and acceptable to Owner certifying that such insurance is not reasonably available and commercially feasible in the commercial insurance market for projects of similar type and electrical generating capacity (and, in any case where the required amount is not so available, certifying as to the maximum amount that is so available) and explaining in detail the basis for such conclusions, such insurance adviser and the form and substance of such reports to be acceptable to Owner; (ii) at any time after the granting of any such waiver, Owner may request, and Contractor shall furnish to Owner within fifteen (15) days after such request, supplemental reports acceptable to Owner from such insurance adviser updating its prior report and reaffirming such conclusion; (iii) any such waiver shall be effective only so long as such insurance shall not be available and commercially feasible in the commercial insurance market, it being understood that the failure of Contractor to timely furnish any requested supplemental report shall be presumptive evidence that such waiver is no longer effective because such condition no longer exists; and (iv) it shall not be unreasonable for Owner to withhold its agreement to waive any such requirement to the extent the Financing Entities have not waived any such requirement. The failure at any time to satisfy the conditions to any waiver of an insurance requirement set forth in the provision to the preceding sentence shall not impair or be construed as a relinquishment of Contractor's ability to obtain a waiver of an insurance requirement pursuant to the preceding sentence at any other time upon satisfaction of such conditions.

          23.7. Contractor shall require such liability insurance of its Subcontractors contracting directly with Contractor and performing services at the Site as shall be reasonable and in accordance with Philippine construction industry practices in relation to the work or other items being provided by each such Subcontractor.

          24.  LOSS OR DAMAGE

          24.1. Owner shall bear the risk of physical loss or destruction of or damage to the Work (including all materials, equipment, tools, supplies, and other items that are purchased for permanent installation in or for use during construction of the Project) commencing from the time Owner acquired title thereto pursuant to Article 18.

          24.2. Contractor shall be responsible for the safe delivery to the Site of all materials, equipment, spare parts, tools, supplies, and other items to the Site related to the Work.

          24.3. Except for uninsured losses (including deductible amounts) caused by the negligence or willful misconduct of Contractor, Contractor's total liability for loss or damage to the Work shall be limited to the recoveries from Owner provided insurance, if any. In the event any insurance is provided by Owner, Contractor's liability for property damage up to the amount of the above-referenced deductibles shall accrue in full before Owner shall become liable for any such property damage.

          25.  INDEMNIFICATION

          25.1. Owner shall defend, indemnify, and hold harmless Contractor, its Subcontractors and Vendors, and all their respective employees, affiliates, agents, officers, partners, and directors from and against all third party claims, damages, losses, and expenses (including reasonable attorneys' fees and expenses) that arise out of or result from, but only to the extent of, the negligent, reckless, or tortious acts or omissions (including strict liability) of Owner or anyone directly or indirectly employed by Owner (other than Contractor, any affiliate of Contractor, or any Subcontractor or Vendor).

          25.2. Contractor shall defend, indemnify, and hold harmless Owner and the Financing Entities and their respective employees, agents, partners, affiliates, shareholders, directors, officers, and assigns, from and against all third party claims, damages, losses, and expenses (including reasonable attorneys' fees and expenses) that directly or indirectly:

          (a) Arise out of or result from, but only to the extent of, (i) any negligent, reckless, or otherwise tortious act or omission (including strict liability) during the performance of the Work, or any curative action under any warranty following performance of the Work, of
Contractor or any affiliate thereof, any Subcontractor or Vendor, or anyone directly or indirectly employed by any of them, or anyone for whose acts such Person may be liable, or
(ii) any claims asserted against or losses incurred by Owner or any of the Financing Entities or such employee, agent, partner, affiliate, shareholder, director, officer, or assign as a result of employer's liability or worker's compensation claims filed by any employees of Contractor or any of its Subcontractors or Vendors; or

          (b) Arise out of or result from the failure of Contractor to comply with Applicable Laws or the conditions or provisions of Applicable Permits.

          25.3. Contractor shall defend, indemnify, and hold Owner and the Financing Entities and their respective employees, agents, partners, affiliates, shareholders, directors, officers, and assigns harmless from and against all claims by any governmental or taxing authority claiming taxes based on gross receipts or on income of Contractor, any of its Subcontractors or Vendors, or any of their respective agents or employees with respect to any payment for the Work made to or earned by Contractor, any of its Subcontractors or Vendors, or any of their respective agents or employees under this Contract

          25.4. Nothing contained in this Contract shall obligate either Party to indemnify or hold harmless the other Party or any of their respective employees, agents, partners, affiliates, shareholders, directors, officers, and assigns from any claims to the extent of the negligent, reckless, or otherwise tortious conduct of the Party seeking indemnification. It is the intent of the Parties that, where negligence is determined to have been contributory, principles of comparative negligence will apply, and each Party shall bear the proportionate cost of any loss, damage, expense, and liability attributable to that Party's negligence.

          25.5. An indemnitee under this Article 25 or any other indemnification provision set forth in the Contract shall, within ten (10) Business Days after the receipt of notice of the commencement of any legal action or of any claims against such indemnitee in respect of which indemnification will be sought, notify the indemnitor with a Notice thereof. Failure of the indemnitor to give such Notice will reduce the liability of the indemnitor by the amount  of  damages  attributable  to  the  failure  of  the indemnitee to give such Notice to the indemnitor, but the failure so to notify shall not relieve the indemnitor from any liability that it may have to such indemnitee otherwise than under the indemnity agreements contained in this
Article 25. In case any such claim or legal action shall be made or brought against an indemnitee and such indemnitee shall notify the indemnitor thereof, the indemnitor may, or if so requested by such indemnitee shall, assume the defense thereof, without any reservation of rights. After notice from the indemnitor to such indemnitee of an election to assume the defense thereof and approval by the indemnitee of counsel selected by the indemnitor, the indemnitor will not be liable to such indemnitee under this Article 25 for any legal fees or expenses subsequently incurred by such indemnitee in connection with the defense thereof. No indemnitee shall settle any indemnified claim over which the indemnitor has not been afforded the opportunity to assume the defense without the indemnitor's approval. The indemnitor shall control the settlement of all claims over which it has assumed the defense; provided, however, that the indemnitor shall not conclude any settlement that requires any action or forbearance from action by the indemnitee or any of its affiliates without the prior approval of the indemnitee. The indemnitee shall provide reasonable assistance to the indemnitor, at the indemnitor's expense, in connection with such legal action or claim. If the indemnitor assumes the defense of any such claim or legal action, any indemnitee shall have the right to employ separate counsel in such claim or legal action and participate therein, and the reasonable fees and expenses of such counsel shall be at the expense of such indemnitee, except that such fees and expenses shall be for the account of the indemnitor if (i) the employment of such counsel has been specifically authorized by the indemnitor, or (ii) the named parties to such action (including any impleaded parties) include both such indemnitee and the indemnitor and representation of such indemnitee and the indemnitor by the same counsel would, in the reasonable opinion of the indemnitee, be inappropriate under applicable standards of professional conduct due to actual or potential conflicting interests between them. Notwithstanding anything to the contrary in this Section 25.5, the indemnitee shall have the right, at its expense, to retain counsel to monitor and consult with indemnitor's counsel in connection with any such legal action or claim.

               26.     PATENT   INFRINGEMENT    AND    OTHER
               INDEMNIFICATION RIGHTS

          26.1. Contractor shall defend, indemnify, and hold harmless Owner and the Financing Entities and their respective employees, partners, directors, officers and assigns against all loss, damage, and expense (including reasonable attorneys' fees and expenses) arising from any claim or legal action for unauthorized disclosure or use of any trade secrets, or of patent, copyright, or trademark infringement arising from Contractor's performance (or that of its affiliates, Subcontractors, or Vendors) under this Contract or otherwise asserted against Owner that either (a) concerns any equipment, materials, supplies, or other items provided by Contractor, any of its affiliates, or any Subcontractor or Vendor under this Contract; (b) is based upon or arises out of the performance of the Work by Contractor, any of its affiliates, or any Subcontractor or Vendor, including the use of any tools or other implements of construction by Contractor, any of its affiliates, or any Subcontractor or Vendor; or (c) is based upon or arises out of the design or construction of any item or unit specified by Contractor under this Contract or the operation of any item or unit according to directions embodied in Contractor's final process design, or any revision thereof, prepared or approved by Contractor.

          26.2.      If such claim or legal action for  such
infringement results in a suit against Owner, the provisions of Section 25.5 shall apply.

          26.3. If Owner is enjoined from completion of the Project or any part thereof, or from the use, operation, or enjoyment of the Project or any part thereof, as a result of such claim or legal action or any litigation based thereon, Contractor shall promptly use its best efforts to have such injunction removed at no cost to Owner.

          26.4.       Owner's  acceptance  of   Contractor's
engineering design or proposed or supplied materials and equipment shall not be construed to relieve Contractor of any obligation hereunder.

          27.  TREATMENT OF PROPRIETARY INFORMATION

          27.1. (a) Any information disclosed by one Party (the "transferor") to the other Party, and/or its agents, employees, or affiliates (the "transferee") incident to the performance of the Work pursuant to this Contract that is designated in writing as proprietary is disclosed in confidence, and the transferee shall restrict its use of such information solely to uses related to the Project or performance of this Contract. Neither the transferee nor any consultant or other person to whom any confidential or proprietary information is provided in connection with the Project or performance of this Contract shall publish or otherwise disclose such information to others or use such information for any purpose except as expressly provided above without the written approval of the transferor; provided, however, that nothing herein shall limit (i) the right of Owner to provide any information regarding Contractor, any Subcontractor, any Vendor, this Contract, or the Work to any Financing Entity (or advisors retained on their behalf) or their successors and assigns, (ii) the right of either Party to supply such information to any governmental authority having jurisdiction and asserting a right to such information, or as may be required by law, or
(iii) the right of Owner to reproduce as many copies of any specifications, drawings, or other documents provided to Owner as Owner in its sole discretion considers necessary for the furtherance of the Work, regardless of any notices, legends, or disclaimers on such specifications, drawings, or other documents.

          (b) Notwithstanding the designation of any information as proprietary by a transferor, such information shall not be deemed proprietary or confidential if it (i) was furnished by such Party prior to the execution of this Contract without restrictions, (ii) becomes knowledge available within the public domain, (iii) is received by either Party from a third party without restriction and without breach of this Contract, or (iv) is or becomes generally available to, or is independently known to or has been or is developed by, either Party or any of its affiliates other than solely as a result of any disclosure of proprietary information by the transferor to the transferee.

          27.2.      Contractor and Owner  agree  to  comply
with United States Department of Commerce Export Administration regulations regarding the export to foreign countries of technical data or information or any product based thereon and shall not knowingly ship or otherwise communicate or allow to be shipped or communicated, either directly or indirectly, any technical data information or any product based thereon in connection with the Work to any country to which such shipment or communication is prohibited by said regulations, unless prior written authorization is obtained from the office of Export Administration, United States Department of Commerce, either directly or through Owner.

          28.  INVENTIONS AND LICENSES

          28.1. Contractor shall grant to Owner an irrevocable, nonexclusive, royalty-free license for use in connection with the operation, maintenance, repair, or alteration of the Project, with respect to any invention related thereto based wholly or in material part on or derived from proprietary information received from Owner and conceived or first reduced to practice by Contractor, its employees, or agents during the course of the Work.

          28.2. Contractor further agrees to grant and hereby grants to Owner, for use solely in connection with the Project, an irrevocable, royalty-free, nonexclusive license under all patents and other proprietary information of Contractor related to the Work now or hereafter owned or controlled by Contractor to the extent reasonably necessary for the operation, maintenance, repair, or alteration of the Project or any unit or component thereof designed, specified, or constructed by Contractor under this Contract. No other license in such patents and proprietary information is granted pursuant to this Contract.

          29.  ASSIGNMENT BY OWNER

          29.1. Without the prior consent of Contractor, Owner may, upon reasonable advance written notice, assign all or part of its right, title, and interest in this Contract to any Financing Entity. Any Financing Entity may, in connection with any default under any financing document related to the Project, assign any rights assigned to it hereunder to any Person. In addition, Owner may assign all or part of its right, title, and interest in this Contract to any other Person with the prior written approval of Contractor, which approval shall not be unreasonably withheld. Contractor agrees that, upon receipt of written notice of such assignment, it shall deliver all documents, data, Notices, and other communications required to be delivered to Owner hereunder to the Financing Entities at such address as they shall designate to Contractor in writing.

          30.  ASSIGNMENT BY CONTRACTOR

          30.1. It is expressly understood that this Contract is personal to Contractor and that Contractor shall have no right, power, or authority to assign or delegate this Contract or any portion thereof, either voluntarily or involuntarily, or by operation of law. Contractor's attempted assignment or delegation of any of its Work hereunder shall be null and void and shall be ineffective to relieve Contractor of its responsibility for the Work assigned or delegated.

          31.  INDEPENDENT CONTRACTOR

          31.1. Contractor is an independent contractor, and nothing contained herein shall be construed as constituting any relationship with Owner other than that of owner and independent contractor, or as creating any relationship whatsoever between Owner and Contractor's employees. Neither Contractor nor any of its employees is or shall be deemed to be an employee of Owner.

          31.2.      Subject  to Sections  4.1(o)  and  9.1,
Contractor has sole authority and responsibility to  employ,
discharge,    and    otherwise   control   its    employees,
Subcontractors, and Vendors.

          32.  CLAIMS

          32.1. Contractor shall indemnify and hold harmless Owner and the Financing Entities (collectively, the "Lien Indemnitees") and defend each of them from and against any and all loss, costs, damages, and expense arising out of any and all claims for payment, whether or not reduced to a lien, filed by Contractor or any Subcontractors, Vendors, or other Persons performing any portion of the Work for which Contractor has received full payment under this Contract, including reasonable attorneys' fees and expenses incurred by any Lien Indemnitee in discharging any such liens or similar encumbrances. If Contractor shall fail to discharge promptly any such lien or claim filed against the Project or any interest therein, upon any materials, equipment, or structures encompassed therein, or upon the premises upon which they are located, any Lien Indemnitee may so notify Contractor in writing, and Contractor shall then satisfy or defend any such liens or claims. If Contractor does not promptly satisfy such liens or claims, give such Lien
Indemnitee reasons in writing satisfactory to such Lien Indemnitee for not causing the release of such liens or paying such claims, or contest such liens or claims in accordance with the provisions of the last sentence of this
Section 32.1, any Lien Indemnitee shall have the right, at its option, after written notification to Contractor, to cause the release of, pay, or settle such liens or claims, and Owner at its sole option may (i) require Contractor to pay, within five (5) days after request by Owner, or (ii) offset against any Retainage or other amounts due or to become due to Contractor (in which case Owner shall, if it is not the applicable Lien Indemnitee, pay such amounts directly to the Lien Indemnitee causing the release, payment, or settlement of such liens or claims) all costs and expenses incurred by the Lien Indemnitee in causing the release of, paying, or settling such liens or claims, including administrative costs, attorneys' fees, and other expenses. Contractor shall have the right to contest any such lien, provided it first provides to Owner a bond or other assurances of payment reasonably satisfactory to Owner in the amount of such lien and in form and substance reasonably satisfactory to Owner.

          33.  NOTICES AND COMMUNICATIONS

          33.1. Any Notice pursuant to the terms and conditions of this Contract shall be in writing and (i) delivered personally, (ii) sent by certified mail, return receipt requested, (iii) sent by a recognized overnight mail or courier service, with delivery receipt requested, or (iv) sent by confirmed facsimile transmission with telephonic confirmation, to the following addresses:

          If to CP      Casecnan-Consortium
Contractor:             via Trieste 76
                        48100 Ravenna Italy
                        Facsimile: 011-39-544-428186
                        Attention: Mr. Angelo Frattini

          If to Owner:  CE Casecnan Water and Energy
                        Company, Inc.
                        c/o California Energy
                        International, Ltd.
                        24th Floor, 6750 Ayala Avenue
                        Makati, Metro Manila,
                        Philippines
                        Facsimile: 632-892-5825
                        Attention: Donald M. O'Shei, Jr.

          With  a copy  California Energy Company, Inc.
to:                     302 South 36th Street, Suite 400
                        Omaha, NE 68131
                        Facsimile: 1-402-231-1678
                        Attention: Vice President,
                        Construction

          And with a Attention: General Counsel copy of any notices Facsimile: 1-402-231-1658 relating to a dispute to:

          33.2. Notices shall be effective when received by the other Party.

          33.3. Any technical or other communications pertaining to the Work shall be with the Parties' designated representative. Each Party shall notify the other in writing of the name of such representatives. The Project Manager shall be satisfactory to Owner, the Project Representative shall be satisfactory to Contractor, and each shall have knowledge of the Work and be available at all reasonable times for consultation. Each Party's representative shall be authorized on behalf of such Party to administer this Contract, agree upon procedures for coordinating the efforts of Owner and Contractor, and, when appropriate, to furnish information to or receive information from the other party in matters concerning the Work.

          34.  CONDITIONS PRECEDENT

          34.1. All rights, obligations, and liabilities of the Parties hereunder shall be subject to:

          (i)  the termination of the Hanbo Contract;

          (ii)       the  approval of this Contract  by  the
Board of Directors of Owner; and

          (iii) the written approval of this Contract by the Consulting Engineer.

               35.  SECURITY FOR PERFORMANCE; LIMITATIONS OF
               LIABILITY AND REMEDIES

          35.1. Except for the damages and obligations specified under Sections 14.1 and 14.2, and notwithstanding anything else in this Contract to the contrary, neither Party shall be liable to the other for any consequential or special damages (including lost profits, lost revenue, or loss of use of the Project) arising from a failure to perform any obligation under this Contract, whether such liability arises in contract, tort (including negligence or strict liability), or otherwise.

          35.2. (a) Contractor's obligations under this Contract shall be secured by the Performance Security.

          (b)    Simultaneously   with   the   delivery   to
Contractor of the Notice to Proceed, Contractor shall deliver to Owner each item constituting the Performance
Security.

          (c) The Performance Security to be provided by a bank or banks shall be from a bank or banks located outside of the Philippines and satisfactory to Owner and the Financing Entities. Without limiting the foregoing, the Performance Security shall have an expiration date not earlier than the date on which the Performance Security is to be released according to the terms of this Contract or, if earlier, the Performance Security shall provide Owner the right to draw the full amount of the Performance Security within thirty (30) days before the stated expiration date unless the Performance Security is extended for a period of time and upon such conditions as are acceptable to Owner.

          (d) Upon the earlier to occur of (i) the payment in full of all amounts payable by Contractor pursuant to Sections 14.1 and 14.2 of this Contract and (ii) Substantial Completion, Owner shall release the Performance Security.

          35.3. (a) In no event shall Contractor's liability pursuant to this Contract, whether arising in contract, tort (including negligence or strict liability), warranty, or otherwise, be greater in the aggregate than an amount equal to one hundred percent (100%) of the Contract Price (as the same may increase from time to time in accordance with the terms of this Contract), provided that nothing contained in this Section 35.3 or in any other provision of this Contract shall be construed to limit Contractor's obligations (i) with respect to Section 5.1(j) of the Contract or (ii) with respect to any fraud on the part of Contractor.

           (b) Notwithstanding the provisions of Section 35.3(a) (except for the proviso thereto), (i) in no event shall the actual amount payable by or collectable from or on behalf of Contractor either directly or pursuant to the CMC\Pizzarotti Corporate Guaranty and the CMC\Pizzarotti Demand Bank Security exceed, in the aggregate, the Balance of Scope Contract Price Component, (ii) in no event shall the actual amount payable by or collectable on account of obligations within the Electro-Mechanical Scope from or on behalf of Contractor either directly or pursuant to the Performance Security exceed, in the aggregate, the Electro-Mechanical Scope Contract Price Component, (iii) in no event shall the actual amount collectable under the Sulzer Corporate Guaranty, the Sulzer Demand Bank Security, the Siemens Corporate Guaranty and the Siemens Demand Bank Security exceed, in the aggregate, the Electro-Mechanical Scope Contract Price Component, and (iv) the actual amount collectable under the Sulzer Corporate Guaranty, the Sulzer Demand Bank Security, the Siemens Corporate Guaranty and the Siemens Demand Bank Security on account of obligations within the Balance of Scope shall not exceed twenty percent (20%) of the Electro-Mechanical Scope Contract Price Component. Subject to the foregoing limitations, Owner shall be entitled to draw on any item of Performance Security irrespective of whether drawn on account of obligations within the Electro-Mechanical Scope or obligations within the Balance of Scope.

          (c) Notwithstanding anything herein to the contrary, no (i) liabilities of Contractor to Owner covered by insurance carried by Contractor pursuant to Article 21 of this Contract or by Owner (except deductibles paid by Contractor) or (ii) amounts paid by Contractor to or on behalf of Owner in respect of third party claims arising out of the negligence or willful misconduct of Contractor (other than claims of the Financing Entities) shall be included in Contractor's aggregate liability for purposes of determining the limit on Contractor's liability pursuant to this Contract. The cost of warranty work performed by any Subcontractor at such Subcontractor's expense and the cost of any warranty work paid for by any Subcontractor or recovered by Contractor from any Subcontractor shall be included in Contractor's aggregate liability pursuant to this Contract.

           (d) Contractor acknowledges that Owner will be collaterally assigning each item of Performance Security to the Financing Entities. In addition and subject to Section 29.1, such Performance Security shall be assignable by Owner to any successor-in-interest to Owner with respect to the Project. Subject to the terms of this Contract, the Financing Entities and any such successors-in-interest shall be entitled to draw on the Performance Security as though such Financing Entities or successors-in-interest were the Owner hereunder.

           (e) Owner shall only draw on the Performance Security and on the Retention Security to satisfy Contractor's obligations hereunder. Each demand by Owner under the Performance Security shall be accompanied by an acknowledgment signature by the Financing Entities. Owner acknowledges that Contractor will be assigning to Sulzer\Siemens Contractor's right to enforce this Section 35.3(e) with respect to draws on the Sulzer Corporate Guaranty, the Siemens Corporate Guaranty, the Sulzer Demand Bank Security and the Siemens Demand Bank Security.

           (f) Owner agrees to endeavor to (i) with respect to the collection of Balance of Scope Payments, make demand on the CMC\Pizzarotti Demand Bank Security before making such a demand on the Sulzer Demand Bank Security or the Siemens Demand Bank Security and (ii) with respect to the collection of Electro-Mechanical Payments, make demand on the Sulzer Demand Bank Security and the Siemens Demand Bank Security before making such a demand on the CMC\Pizzarotti Demand Bank Security; provided that Owner shall not be deemed in breach of this obligation where Owner in good faith believes that payment under any such security may not be timely available.

          35.4. The remedies available to Contractor or Owner in connection with this Contract, whether arising in contract, in tort (including negligence or strict liability), in warranty, or otherwise shall be exclusively those expressly set forth in this Contract. Releases, indemnities, or limitations on liability expressed in this
Contract shall apply in accordance with the terms of this Contract, notwithstanding other legal bases of responsibility such as negligence, strict liability, fault, or breach of contract of the party indemnified or whose liability is released or limited. Without limiting the foregoing, Owner shall have no right to proceed with the remedies specified elsewhere in this Contract with respect to a claim under the Materials Warranty or the Project
Warranties unless Contractor has failed to perform its obligations with respect to such claim as provided in
Section 17.

          36.  DISPUTES

          36.1. Any disputes arising pursuant to this Contract that cannot be resolved between Owner's Project
Representative and Contractor's Project Manager within fourteen (14) days or, in the case of payment disputes, three (3) days after receipt by each thereof of Notice of such dispute (specifically referencing this Section 36.1) shall be referred, by Notice signed by Owner's Project Representative and Contractor's Project Manager, to the executive officers of the Parties designated in Section 37.5 as their designated representatives (which shall not be the Owner's Project Representative or the Contractor's Project Manager) for resolution. If the Parties, negotiating in good faith, fail to reach an agreement within a reasonable period of time, not exceeding thirty (30) days or, in the case of payment disputes, ten (10) days after such referral, then Owner and Contractor shall enter into binding arbitration as set forth in Sections 36.2 through 36.5.

          36.2. All disputes arising pursuant to this Contract that are not settled pursuant to Section 36.1 shall be decided by binding arbitration in accordance with the rules of the International Chamber of Commerce (the "ICC") then pertaining, unless the Parties mutually agree otherwise. The Parties hereto agree that, notwithstanding such rules of the ICC, the arbitrators in any such arbitration shall apply the governing law specified in
Article 37 of this Contract and, where the ICC does not otherwise provide procedural rules, the procedural rules provided for by such governing law. This agreement to arbitrate shall be specifically enforceable. Any award rendered by the arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

          36.3. Notice of the demand for arbitration shall be filed with the other Party and with the ICC. Any demand for arbitration shall be made within the time beyond which legal or equitable proceedings based on such claim, dispute, or controversy would be barred by the applicable statute of limitations.

          36.4. Each Party shall have the right to designate an arbitrator of its choice, who need not be from the ICC's panel of arbitrators but who (i) shall be an expert in the construction and power generation field and
(ii) shall not be employed by or otherwise affiliated with such Party. Such designation shall be made by Notice to the other Party and to the ICC within ten (10) Business Days or, in the case of payment disputes, five (5) Business Days following the giving of Notice of the demand for arbitration. The arbitrators designated by the Parties shall designate a third arbitrator, who shall have a background in legal and judicial matters, within ten business (10) days or, in the case of payment disputes, five (5) Business Days after the date of the designation of the last of the arbitrators to be designated by the Parties, and the arbitration shall be decided by the three arbitrators. If the two arbitrators cannot or do not select a third independent arbitrator within such period, either Party may apply to the ICC for the purpose of appointing any person listed with the Association as the third independent arbitrator.

          36.5. The Parties shall proceed with the arbitration expeditiously and shall conclude all proceedings thereunder, including any hearing, in order that a decision may be rendered within 120 days or, in the case of a payment dispute, forty-five (45) days after the filing of the demand for arbitration by the filing Party. Each Party shall bear its own expenses in connection with any arbitration, including reasonable attorneys' fees, and all joint expenses of any arbitration shall be apportioned in the award of the arbitrators based upon the respective merits of the positions of the Parties. Unless the Parties agree otherwise, the arbitration of all disputes shall be held in Singapore and shall be conducted solely in the English language.

          36.6. Unless otherwise agreed in writing, Contractor shall diligently carry on the Work during the pendency of any disputes or arbitration proceedings so long as all undisputed amounts payable to Contractor hereunder have been paid. If it shall be determined, either by agreement of the Parties or through arbitration, that any payment of the Contract Price or other amount payable to Contractor hereunder shall have been unduly paid by Owner to Contractor, Contractor shall promptly refund the amount of such excess payment together with interest thereon at the lesser of LIBOR in effect from time to time plus three percent (3%) per annum and the highest rate permitted by Applicable Law, from the day following the date of such payment until the date of full refund to Owner. If it shall be determined, either by agreement of the Parties or through arbitration, that any payment of the Contract Price or other amount payable to Contractor hereunder shall have been unduly withheld by Owner, Owner shall pay or cause to be paid to Contractor within thirty (30) days after the final arbitration decision is made such withheld amount together with interest thereon at the lesser of the LIBOR in effect from time to time plus three percent (3%) per annum and the highest rate permitted by Applicable Law, from the day following the date on which such payment is determined to have been unduly withheld (as so determined) until the date of payment in full to Contractor.

          36.7. Notwithstanding anything to the contrary set forth in this Article 36, if any arbitration proceeding is initiated between NIA and Owner, the subject matter of which relates to any of Contractor's rights or obligations under this Contract, then subject to NIA's consent, Owner shall have the right to require Contractor to participate in and become a party to any such arbitration, regardless of whether dispute resolution proceedings have been initiated between Contractor and Owner with respect to such subject matter. In such event, the dispute resolution procedures specified in Sections 36.2 and 36.3 and the second and third sentences of Section 36.5 shall apply and Contractor shall accept the arbitrators chosen for the arbitration by Owner and NIA.

          37.  MISCELLANEOUS

          37.1. The invalidity or unenforceability of any portion or provision of this Contract shall in no way affect the validity or enforceability of any other portion or provision hereof. Any invalid or unenforceable portion or provision shall be deemed severed from this Contract and the balance of the Contract shall be construed and enforced as if the Contract did not contain such invalid or unenforceable portion or provision. If any such provision of this Contract is so declared invalid, the Parties shall promptly negotiate in good faith new provisions to eliminate such invalidity and to restore this Contract as near as possible to its original intent and effect.

          37.2.      This Contract shall be governed by  the
internal laws of the State of New York, United States of America.

          37.3.      The provisions of Articles 5,  17,  18,
25,  26, 27, 28, 32, 35, 36, and 37 and Sections 14.2(b) and
23.2 shall survive the termination (whether by completion of the Work or otherwise) of this Contract.

          37.4. This Contract constitutes the entire agreement between the Parties with respect to the matters dealt with herein, and there are no oral or written understandings, representations, or commitments of any kind, express or implied, that are not expressly set forth therein.

          37.5. No oral or written amendment or modification of this Contract (including a Change in the Work form accepted under Article 15) by any officer, agent, or employee of Contractor or Owner, either before or after execution of this Contract, shall be of any force or effect unless such amendment or modification is in writing and is signed by an executive officer of the Party to be bound thereby. Owner hereby initially designates Donald M. O'Shei, Jr., and Contractor hereby initially designates Mr. Angelo Frattini for such purpose.

          37.6. Either Party's waiver of any breach or failure to enforce any of the terms, covenants, conditions, or other provisions of this Contract at any time shall not in any way affect, limit, modify, or waive that Party's right thereafter to enforce or compel strict compliance with every term, covenant, condition, or other provision hereof, any course of dealing or custom of the trade notwithstanding. All waivers must be in writing and signed on behalf of Owner and Contractor by the individuals identified in Section 37.5.

          37.7.      Except as otherwise expressly  provided
herein, time is of the essence of each provision of this Contract.

          37.8. Overdue payment obligations of the Owner and the Contractor hereunder shall bear interest from the date due until the date paid at a rate per annum equal to the lesser of (i) LIBOR in effect from time to time plus three percent (3%), and (ii) the highest rate permitted by Applicable Law.

          37.9.      The headings contained herein  are  not
part of this Contract and are included solely for the convenience of the Parties.

          37.10. The provisions of this Contract are intended for the sole benefit of Owner and Contractor and there are no third party beneficiaries hereof, except the Financing Entities where expressly provided, other than assignees contemplated by the terms herein. Without limiting the foregoing, neither NPC nor NIA is a third party beneficiary of this Agreement and shall have no direct rights hereunder against either Party.

          37.11. The language of this Contract is the English language, which shall be the ruling language in which the Contract shall be construed and interpreted. All correspondence, drawings, design data, test reports, notices, certificates, specifications, and other information shall be entirely in the English language.

          37.12. Owner contemplates obtaining financing for the Project consisting of one or more construction or permanent loans, to be secured by all or a portion of the Project and its rights under this Agreement. In connection therewith and the assignment to the Financing Entities contemplated by Section 29.1, Contractor shall agree to and execute any amendments and modifications hereto reasonably requested by the Financing Entities, and shall also promptly execute or consent to other documents to the extent reasonably required by the Financing Entities, and shall cause to be delivered customary legal opinions of counsel to Contractor. Without limiting the foregoing, Contractor shall enter into such arrangements as Owner or the Financing Entities may reasonably request to ensure the continued availability of the Contractor's equipment at the Site and the right to use the equipment (whether by Contractor, Owner, or Owner's nominees) in the prosecution of the Work as contemplated by this Contract until the Work is completed, including the granting of security interests in such equipment or entering into lease/leaseback or similar arrangements, and shall keep such equipment free and clear of any liens or encumbrances that could materially affect Contractor's, Owner's, or Owner's nominee's rights with respect to such equipment. Contractor shall respond promptly to requests for information regarding the qualifications, experience, past performance and financial condition of Contractor and other matters pertaining to Contractor's obligations hereunder.

          IN WITNESS WHEREOF, the Parties hereto have caused this Construction Contract to be executed as of the date and the year first above written.

                    Owner:     CE CASECNAN WATER AND  ENERGY
                    COMPANY, INC., a Philippine corporation

          By:       /s/ David L. Sokol
          Name:          David L. Sokol
          Title:         Chairman

          By:       /s/ Donald M. O'Shei, Jr.
          Name:          Donald M. O'Shei, Jr.
          Title:         President

          Contractor:    CP CASECNAN-CONSORTIUM
                    a limited liability consortium with
                    external activities under Italian law

          By:       /s/ Angelo Frattini
          Name:          Angelo Frattini
          Title:         President and Legal Representative